SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement
[ ]	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

AUTOMATIC DATA PROCESSING, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]	No fee required.
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[ ]	Fee paid previously with preliminary materials.
[ ]
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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AUTOMATIC DATA PROCESSING, INC. One ADP Boulevard ● Roseland, New Jersey 07068 __________________________ NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS __________________________

      The 2011 Annual Meeting of Stockholders of Automatic Data Processing, Inc. will be held at 10:00 a.m., Tuesday, November 8, 2011 at our corporate headquarters, One ADP Boulevard, Roseland, New Jersey, for the following purposes:

1.	to elect a board of directors;

2.	to ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, to serve as our independent certified public accountants for the fiscal year 2012;

3.	to hold an advisory vote on executive compensation;

4.	to hold an advisory vote on the frequency of future advisory votes on executive compensation; and

5.	to transact any other business that may properly come before the meeting or any adjournment(s) thereof.

      Stockholders of record at the close of business on September 9, 2011 are entitled to vote at the meeting. Each stockholder is entitled to one vote for each share of common stock held at that time.

      The presence in person and/or the representation by proxy of the holders of record of a majority of the issued and outstanding shares of stock entitled to vote at the meeting constitutes a quorum. If you do not expect to be present at the meeting, you may vote your shares of stock by phone, via the Internet or by executing and promptly returning the proxy accompanying printed proxy materials in the enclosed envelope, which requires no postage if mailed in the United States.

      Admission to the meeting is restricted to stockholders and/or their designated representatives. If your shares are registered in your name and you plan to attend the meeting, your admission ticket will be the top portion of the proxy card. If your shares are in the name of your broker or bank or you received your proxy materials electronically, you will need to bring evidence of your stock ownership, such as your most recent brokerage account statement. All stockholders will be required to show valid picture identification. If you do not have valid picture identification and either an admission ticket or proof of your stock ownership, you will not be admitted to the meeting. For security purposes, packages and bags will be inspected and you may be required to check these items. Please arrive early enough to allow yourself adequate time to clear security.

By order of the Board of Directors

MICHAEL A. BONARTI
Secretary

September 27, 2011
Roseland, New Jersey

INTERNET AVAILABILITY OF PROXY MATERIALS

     Under rules adopted by the Securities and Exchange Commission, we are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. On September 27, 2011, we commenced the mailing to our stockholders (other than those who previously requested electronic or paper delivery) of a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our proxy statement and our annual report on Form 10-K. The Notice of Internet Availability of Proxy Materials also instructs you on how to access your proxy card to vote through the Internet or by telephone.

     This process is designed to expedite stockholders’ receipt of proxy materials, lower the cost of the annual meeting, and help conserve natural resources. However, if you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials via e-mail unless you elect otherwise.

PROXY STATEMENT ANNUAL MEETING OF STOCKHOLDERS OF AUTOMATIC DATA PROCESSING, INC. One ADP Boulevard ● Roseland, New Jersey 07068 TO BE HELD ON NOVEMBER 8, 2011 SOLICITATION AND REVOCATION OF PROXY

     The board of directors of Automatic Data Processing, Inc. is soliciting proxies for the forthcoming Annual Meeting of Stockholders. Each stockholder has the power to revoke a proxy at any time prior to voting at the meeting by notifying in writing the company’s secretary. The company will bear all expenses in connection with this solicitation. We made this proxy statement and the accompanying proxy available to stockholders on or about September 27, 2011.

     The only outstanding class of securities entitled to vote at the meeting is our common stock, par value $.10 per share. At the close of business on September 9, 2011, the record date for determining stockholders entitled to notice of and to vote at the meeting, we had 488,293,678 issued and outstanding shares of common stock (excluding 150,418,764 treasury shares not entitled to vote). Each outstanding share of common stock is entitled to one vote with respect to each matter to be voted on at the meeting.

     The representation in person or by proxy of a majority of the issued and outstanding shares of stock entitled to vote at the meeting constitutes a quorum. Under our Amended and Restated Certificate of Incorporation and By-Laws and under Delaware law, abstentions and “non-votes” are counted as present in determining whether the quorum requirement is satisfied. A non-vote occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

     The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote thereon is required to elect a director, provided that if the number of nominees exceeds the number of directors to be elected (a situation that the company does not anticipate), the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy. Votes may be cast in favor of all nominees, withheld from all nominees or withheld from specifically identified nominees. Votes that are withheld will have the effect of a negative vote, provided that if the number of nominees exceeds the number of directors to be elected, withheld votes will be excluded entirely and will have no effect on the vote.

     The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote thereon is required to ratify the appointment of Deloitte & Touche LLP, an independent registered public accounting firm, as the company’s independent certified public accountants. Votes may be cast in favor of or against this proposal or a stockholder may abstain from voting. Abstentions will have the effect of a negative vote.

     Stockholders may vote in favor of or against, or may abstain from voting on, the approval of the advisory resolution on executive compensation. Stockholders will be able to specify one of four choices for the advisory vote on the frequency of future advisory votes on executive compensation: one year, two years, three years or abstain.

     Brokers have the authority to vote shares for which their customers did not provide voting instructions on the ratification of the appointment of Deloitte & Touche LLP. Under applicable Delaware law, a broker non-vote will have no effect on the outcome of any of the matters referred to in this proxy statement because the non-votes are not considered in determining the number of votes necessary for approval.

     Our board of directors has adopted a policy whereby stockholders’ proxies are received by our independent tabulators and the vote is certified by independent inspectors of election. Proxies and ballots identifying the vote of individual stockholders will be kept confidential from our management and directors, except as necessary to meet legal requirements in cases where stockholders request disclosure or in a contested election.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Directors

     Properly executed proxies will be voted as marked. Unmarked proxies will be voted in favor of electing the persons named below (each of whom is now a director) as directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. If any nominee is no longer a candidate at the time of the meeting (a situation that we do not anticipate), proxies will be voted in favor of remaining nominees and may be voted for substitute nominees designated by the board of directors.

		Served as a
		Director
		Continuously
Name	Age	Since	Principal Occupation
Gregory D. Brenneman	49	2001	Chairman of CCMP Capital Advisors, LLC, a private equity firm(1)

Leslie A. Brun	59	2003	Chairman and Chief Executive Officer of Sarr Group, LLC, a private equity firm(2)

Gary C. Butler	64	1996	Chief Executive Officer of Automatic Data Processing, Inc.(3)

Richard T. Clark	65	2011	Chairman of Merck & Co., Inc.(4)

Eric C. Fast	62	2007	President and Chief Executive Officer of Crane Co., a manufacturer of industrial products(5)

Linda R. Gooden	58	2009	Executive Vice President of Lockheed Martin Corporation Information Systems & Global Solutions(6)

R. Glenn Hubbard	53	2004	Dean of Columbia University’s Graduate School of Business(7)

John P. Jones	60	2005	Retired Chairman and Chief Executive Officer of Air Products and Chemicals, Inc.(8)

Enrique T. Salem	45	2010	President and Chief Executive Officer of Symantec Corporation, a provider of information security, storage and systems management solutions(9)

Gregory L. Summe	54	2007	Vice Chairman of The Carlyle Group, a private equity firm(10)
____________________
(1)
Mr. Brenneman has been chairman of CCMP Capital Advisors, LLC since August 2008. He served as executive chairman of the board of Quiznos, a national quick-service restaurant chain, from August 2008 to July 2010 and as president and chief executive officer of Quiznos from January 2007 to September 2008. He has been the chairman and chief executive officer of TurnWorks, Inc., a private equity firm, since November 1994. Mr. Brenneman served as chief executive officer and a board member of Burger King Corporation from August 2004 to April 2006 and as chairman of the board of directors from February 2005 to April 2006. He served as president and chief executive officer of PwC Consulting from June 2002 until its sale to International Business Machines Corporation and as president and a director of Continental Airlines, Inc. from 1996 to 2001. Mr. Brenneman is also a director of The Home Depot, Inc. and the chairman of the board of Francesca’s Holdings Corporation. A successful business leader with a proven track record, Mr. Brenneman brings to our board of directors extensive experience in the issues facing public companies and multinational businesses, including expertise in management, accounting, corporate finance and transactional matters. In addition, his directorships at other public companies provide him with broad experience on governance issues facing public companies.

(2)
Mr. Brun is chairman and chief executive officer of Sarr Group, LLC. He is the founder and chairman emeritus of Hamilton Lane, a private equity advisory and management firm where he was chairman from 1991 until 2005. Mr. Brun is also a director of Broadridge Financial Solutions, Inc. and Merck & Co., Inc. Mr. Brun has extensive financial expertise, demonstrated by his career at Hamilton Lane and his prior experience as a managing director of the investment banking group of Fidelity Bank and as a vice president in the corporate finance division of E.F. Hutton & Co. Mr. Brun also brings to our board of directors management expertise and board leadership experience essential to a large public company. In addition, his directorships at other public companies provide him with broad experience on governance issues facing public companies.

(3)
Mr. Butler is chief executive officer of the company. He was president and chief executive officer of the company from August 2006 to May 2011, and president and chief operating officer of the company from April 1998 to August 2006. Mr. Butler is also a director of Liberty Mutual Holding Company, Inc. and DeVry Inc. He was a director of CIT Group, Inc. from February 2004 to May 2009. Mr. Butler started his career at the company in 1975 and held positions of increasing responsibility across business segments culminating with his appointment as chief executive officer in 2006. Mr. Butler brings deep institutional knowledge of the company’s business, structure, history and culture to our board of directors, as well as a track record of achievement, integrity and sound business judgment demonstrated throughout his career at the company.

(4)
Mr. Clark has been chairman of the board, Merck & Co., Inc., since November 2009. He was chief executive officer of Merck & Co, Inc. from November 2009 to December 2010 and president from November 2009 to April 2010. Mr. Clark also served as chairman of the board (April 2007 to November 2009), president and chief executive officer (May 2005 to November 2009) and president, Merck manufacturing division (June 2003 to May 2005) of Merck Sharp & Dohme Corp. (formerly known as Merck & Co., Inc.). With a proven track record of achievement, Mr. Clark offers our board of directors broad managerial and operational expertise, as well as extensive experience in the issues facing public companies and multinational businesses.

(5)
Mr. Fast has been president and chief executive officer of Crane Co. since April 2001 and a director of Crane Co. since 1999. Mr. Fast is also a director of National Integrity Life Insurance Company and Regions Financial Corporation. He was a director of Convergys Corporation from 2000 to 2007. Mr. Fast also served as a managing director, co-head of global investment banking and a member of the management committee of Salomon Smith Barney from 1997 to 1998. Mr. Fast held those same positions at Salomon Brothers Inc. from 1995 until the merger of Salomon Brothers Inc. and Travelers/Smith Barney, and prior to that he was co-head of U.S. corporate finance at Salomon Brothers Inc. from 1991 to 1995. With years of demonstrated managerial ability, Mr. Fast contributes significant organizational management skills to our board of directors. Mr. Fast also has extensive financial and transactional experience demonstrated by his career in investment banking prior to his tenure at Crane Co.

(6)
Ms. Gooden has served as executive vice president – information systems & global solutions of Lockheed Martin Corporation since January 2007. She previously served as deputy executive vice president – information & technology services of Lockheed Martin Corporation from October 2006 to December 2006, and president, Lockheed Martin Information Technology from September 1997 to December 2006. Ms. Gooden brings to our board of directors broad managerial and operational expertise, a strong background in information technology, as well as a proven track record of achievement and sound business judgment demonstrated throughout her career with Lockheed Martin Corporation.

(7)
Mr. Hubbard has been the dean of Columbia University’s Graduate School of Business since 2004 and has been the Russell L. Carson professor of finance and economics since 1994. He is also a director of BlackRock Closed-End Funds, KKR Financial Holdings, LLC and MetLife, Inc. and a member of the Panel of Economic Advisors for the Federal Reserve Bank of New York. Mr. Hubbard served as a director of Information Services Group, Inc. from 2006 to 2008, Duke Realty Corporation from 2004 to 2008, Capmark Financial Corporation from 2006 to 2008, Dex Media, Inc. from 2004 to 2006 and R.H. Donnelley Corporation in 2006. Mr. Hubbard was chairman of the President’s Council of Economic Advisers from 2001 to 2003. Mr. Hubbard provides our board of directors with substantial knowledge of and expertise in global macroeconomic conditions and economic, tax and regulatory policies, as well as perspective on financial markets. In addition, his directorships at other public companies provide him with broad experience on governance issues facing public companies.

(8)	Mr. Jones is the retired chairman, chief executive officer and president of Air Products and Chemicals, Inc., an industrial gas and related industrial process equipment business. Mr. Jones served as chairman of Air Products and Chemicals, Inc. from October 2007 until April 2008, as chairman and chief executive officer from September 2006 until October 2007, and as chairman, president, and chief executive officer from December 2000 through September 2006. He is also a director of Sunoco, Inc. With a track record of achievement and sound business judgment demonstrated during his thirty-six year tenure at Air Products and Chemicals, Inc., Mr. Jones brings to the board of directors extensive experience in issues facing public companies and multinational businesses, including organizational management, strategic planning and corporate governance matters, combined with proven business and financial acumen.

(9)	Mr. Salem has been president, chief executive officer and a director of Symantec Corporation since April 2009. Mr. Salem was chief operating officer of Symantec Corporation from January 2008 to April 2009, group president, worldwide sales and marketing from April 2007 to January 2008, group president, consumer products from May 2006 to April 2007, senior vice president, consumer products and solutions from February 2006 to May 2006, senior vice president, security products and solutions from January 2006 to February 2006, and senior vice president, network and gateway security solutions from June 2004 to February 2006. Prior to joining Symantec Corporation he was president and chief executive officer of Brightmail Incorporated, an anti-spam software company. With years of demonstrated managerial ability, Mr. Salem brings to our board of directors extensive leadership experience, including oversight of global operations, as well as a strong background in information technology, data security, compliance and systems management.

(10)	Mr. Summe has been vice chairman of global buyout at The Carlyle Group since September 2009. He was executive chairman of PerkinElmer, Inc., a provider of health and safety technology and services, from February 2008 to April 2009. Between 1999 and February 2008, he was chairman and chief executive officer of PerkinElmer, Inc. From 2008 through September 2009, Mr. Summe served as a senior advisor at Goldman Sachs Capital Partners, a private equity business affiliated with Goldman, Sachs & Co. Mr. Summe is also a director of State Street Corporation and Freescale Semiconductor. With a proven track record of success as chairman and chief executive officer of a public company with multinational operations, combined with his experience in the private equity sector, Mr. Summe brings to the board of directors extensive experience managing sophisticated businesses, insight into organizational and corporate governance issues, as well as financial acumen critical to a public company.

Stockholder Approval Required

     At the 2011 Annual Meeting of Stockholders, directors will be elected by the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote thereon, provided that if the number of nominees exceeds the number of directors to be elected (a situation we do not anticipate), the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS.

Corporate Governance

     It is our policy that our directors attend the Annual Meetings of Stockholders. All of the current members of the board of directors who were elected at last year’s meeting attended our 2010 Annual Meeting of Stockholders.

     During fiscal year 2011, our board of directors held five meetings. All of our incumbent directors attended at least 75%, in the aggregate, of the meetings of the board of directors and the committees of which they were members.

     The board of directors’ categorical standards of director independence are consistent with NASDAQ listing standards and are available online at www.adp.com/about-us/governance/corporate-governance-principles/standards-of-director-independence.aspx. Directors meeting these standards are considered to be “independent.” Ms. Gooden, and Messrs. Brenneman, Brun, Clark, Fast, Hubbard, Jones, Salem and Summe meet these standards and are, therefore, considered to be independent directors. Mr. Butler does not meet these standards and is, therefore, not considered to be an independent director. Based on the foregoing categorical standards, all current members of the audit, compensation and nominating/corporate governance committees are independent. Mr. Brun, our independent non-executive chairman of the board, is not a member of any of these board committees.

     The table below provides membership and meeting information for each of the committees of the board of directors.

Nominating/Corporate
Name	Audit	Compensation	Governance
Gregory D. Brenneman	X (financial expert)	X (chairman)
Eric C. Fast	X (chairman, financial expert)
Linda R. Gooden	X
R. Glenn Hubbard	X (financial expert)	X
John P. Jones		X	X (chairman)
Enrique T. Salem			X
Gregory L. Summe		X	X
Meetings held in fiscal 2011	6	5	3

     Board Leadership Structure

     Our Corporate Governance Principles do not require the separation of the roles of chairman of the board and chief executive officer because the board believes that effective board leadership can depend on the skills and experience of, and personal interaction between, people in leadership roles. Our board of directors is currently led by Mr. Brun, our independent non-executive chairman of the board. Mr. Butler, our chief executive officer, serves as a member of the board of directors. The board of directors believes this leadership structure is in the best interests of the company’s stockholders at this time. Separating these positions allows our chief executive officer to focus on developing and implementing the company’s business plans and supervising the company’s day-to-day business operations and allows our chairman of the board to lead the board of directors in its oversight, advisory and risk management roles.

     Executive Sessions

     Executive sessions of the non-management directors are held during each board of directors and committee meeting. Mr. Brun, our independent non-executive chairman of the board, presides at each executive session of the board of directors.

     Director Nomination Process

     When the board of directors decides to recruit a new member it seeks strong candidates who, ideally, meet all of its categorical standards of director independence, and who are, preferably, senior executives of large companies who have backgrounds directly related to our technologies, markets and/or clients. Additionally, candidates should possess the following personal characteristics: (i) business community respect for his or her integrity, ethics, principles, insights and analytical ability; and (ii) ability and initiative to frame insightful questions, speak out and challenge questionable assumptions and disagree without being disagreeable. The nominating/corporate governance committee will not consider candidates who lack the foregoing personal characteristics. In addition, the nominating/corporate governance committee considers a wide range of other factors in determining the composition of our board of directors, including age, diversity of background, diversity of thought and other individual qualities such as professional experience, skills, education and training. The nominating/corporate governance committee will also consider director candidates recommended by the stockholders. Stockholders wishing to recommend nominees for a director position should submit their recommendations in writing to the nominating/corporate governance committee in care of the company’s secretary at our principal executive offices. Candidates recommended by the stockholders will be considered using the same process and evaluation criteria as set forth above for proposed new members recruited by the board of directors.

     Retirement Policy

     Each director will automatically retire from the board of directors at the company’s Annual Meeting of Stockholders following the date he or she turns 72. Management directors who are no longer officers of the company are required to resign from the board of directors. However, the chief executive officer, with the board of directors’ approval, may continue to serve as a director following the date he or she ceases to be our chief executive officer until the next Annual Meeting of Stockholders and, if re-elected at such meeting, may serve one additional year.

     Audit Committee

     The audit committee acts under a written charter, which is available online at http://www.adp.com/about-us/governance/audit-committee-charter.aspx. The members of the audit committee satisfy the independence requirements of NASDAQ listing standards. The audit committee’s principal functions are to assist the board of directors in fulfilling its oversight responsibilities with respect to (i) our systems of internal controls regarding finance, accounting, legal compliance and ethical behavior, (ii) our auditing, accounting and financial reporting processes generally, (iii) our financial statements and other financial information which we provide to our stockholders, the public and others, (iv) our compliance with legal and regulatory requirements and (v) the performance of our corporate audit department and our independent auditors.

     Nominating/Corporate Governance Committee

     The nominating/corporate governance committee acts under a written charter, which is available online at http://www.adp.com/about-us/governance/nominating-corporate-governance-committee-charter.aspx. The members of the nominating/corporate governance committee satisfy the independence requirements of NASDAQ listing standards. The principal functions of the nominating/corporate governance committee are to (i) identify individuals qualified to become members of the board of directors and recommend a slate of nominees to the board of directors annually, (ii) ensure that the audit, compensation and nominating/corporate governance committees of the board of directors have the benefit of qualified and experienced independent directors, (iii) review and reassess annually the adequacy of the board of directors’ corporate governance principles and recommend changes as appropriate and (iv) oversee the evaluation of the board of directors and management and recommend to the board of directors senior managers to be elected as new corporate vice presidents of the company.

     Compensation Committee

     The compensation committee acts under a written charter, which is available online at http://www.adp.com/about-us/governance/compensation-committee-charter.aspx. The members of the compensation committee satisfy the independence requirements of NASDAQ listing standards. In addition, each member of the compensation committee is a “Non-Employee Director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” as defined in the regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”).

     The compensation committee sets and administers our executive compensation program. See “Compensation Discussion and Analysis” below.

     The compensation committee is authorized to engage the services of outside advisors, experts and others to assist the committee. For fiscal year 2011, the committee sought advice from Frederic W. Cook & Co., Inc., an independent compensation consulting firm specializing in executive and director compensation. For further information about Frederic W. Cook & Co., Inc.’s services to the compensation committee, see “Compensation Discussion and Analysis” below.

     The Board’s Role in Risk Oversight

     Our board of directors provides oversight with respect to the company’s risk assessment and risk management activities, which are designed to identify, prioritize, assess, monitor and mitigate material risks to the company, including financial, operational, compliance and strategic risks. The board of directors administers this oversight function principally through its audit committee and its compensation committee. The audit committee focuses on financial risks, including reviewing with management, the company’s internal auditors and the company’s independent auditors the company’s major financial risk exposures, the adequacy and effectiveness of accounting and financial controls and the steps management has taken to monitor and control financial risk exposures. The audit committee also regularly receives, reviews and discusses with management presentations and analyses on our aggregate risk exposures, including market, credit and operational risks.

     Our compensation committee considered at its meetings in August 2010 and 2011 the risks presented by the company’s compensation policies and practices. The compensation committee believes that our policies and practices of compensating employees do not encourage excessive and unnecessary risk-taking for the following reasons:
  Our incentive plans have diverse performance measures, including company and business unit financial measures, operational measures and individual goals.

  Our compensation programs balance annual and long-term incentive opportunities.

  We cap incentive plan payouts within a reasonable range.

  The mix of performance-based restricted stock and stock options in our long-term incentive programs serves the best interests of stockholders and the company.

  Our stock ownership guidelines link the interests of our executive officers to those of our stockholders.

  Our compensation recovery policy for new equity awards provides for the clawback of the value of awards in the event an employee engages in conduct contributing to a financial restatement.
     Our compensation and audit committees report on risk oversight matters directly to the board of directors on a regular basis.

     Communications with All Interested Parties

     All interested parties who wish to communicate with the board of directors, the audit committee or the non-management directors, individually or as a group, may do so by sending a detailed letter to P.O. Box 34, Roseland, New Jersey 07068, leaving a message for a return call at 973-974-5770 or sending an email to adp_audit_committee@adp.com. We will relay any such communication to the non-management director to which such communication is addressed, if applicable, or to the most appropriate committee chairperson, the chairman of the board or the full board of directors, unless, in any case, they are outside the scope of matters considered by the board of directors or duplicative of other communications previously forwarded to the board of directors. Communications to the board of directors, the non-management directors or to any individual director that relate to the company’s accounting, internal accounting controls or auditing matters are referred to the chairperson of the audit committee.

     Transactions with Related Persons

     We have a written “Related Persons Transaction Policy” pursuant to which any transaction between the company and a “related person” in which such related person has a direct or indirect material interest, and where the amount involved exceeds $120,000, must be submitted to our audit committee for review, approval or ratification.

     A “related person” means a director, executive officer or beneficial holder of more than 5% of the company’s outstanding common stock, or any immediate family member of the foregoing, as well as any entity at which any such person is employed, is a partner or principal (or holds a similar position), or is a beneficial owner of a 10% or greater direct or indirect equity interest. Our directors and executive officers must inform our general counsel at the earliest practicable time of any plan to engage in a potential related person transaction.

     This policy requires our audit committee to be provided with full information concerning the proposed transaction, including the benefits to the company and the related person, any alternative means by which to obtain like benefits, and terms that would prevail in a similar transaction with an unaffiliated third party. In considering whether to approve any such transaction, the audit committee will consider all relevant factors, including the nature of the interest of the related person in the transaction and whether the transaction may involve a conflict of interest.

     Specific types of transactions are excluded from the policy, such as, for example, transactions in which the related person’s interest derives solely from his or her service as a director of another entity that is a party to the transaction.

     The wife of Michael L. Capone, our vice president and chief information officer, is employed as an executive of the company and received total cash compensation for fiscal year 2011 in excess of $120,000.

     Availability of Corporate Governance Documents

     Our Corporate Governance Principles and Related Persons Transaction Policy may be viewed online on the company’s website at www.adp.com under “Governance” in the “About ADP” section. Our Code of Business Conduct & Ethics and Code of Ethics for Principal Executive Officer and Senior Financial Officers may be found at www.adp.com under “Ethics” in the “About ADP” section. In addition, these documents are available in print to any stockholder who requests them by writing to Investor Relations at the company’s headquarters.

Compensation Committee Interlocks and Insider Participation

     Messrs. Brenneman, Hubbard, Jones and Summe are the four independent directors who sit on the compensation committee. No compensation committee member has ever been an officer of the company. During fiscal year 2011 and as of the date of this proxy statement, no compensation committee member has been an employee of the company or eligible to participate in our employee compensation programs or plans, other than the company’s 2008 Omnibus Award Plan under which non-employee directors have received stock option grants and deferred stock units. None of the executive officers of the company have served on the compensation committee or on the board of directors of any entity that employed any of the compensation committee members or directors of the company.

Compensation of Non-Employee Directors

     Effective at the time of the 2010 Annual Meeting of Stockholders, the annual retainer for non-employee directors who serve the entire year, other than Mr. Brun, the chairman of our board of directors, is $167,500, $110,000 of which is paid in the form of deferred stock units and $57,500 of which may, at the election of each director, be paid in cash, deferred or paid in deferred stock units. The chairman of our board of directors receives an annual retainer of $262,500, $205,000 of which is paid in the form of deferred stock units and $57,500 of which may, at the election of the chairman of our board of directors, be paid in cash, deferred or paid in deferred stock units. The chairperson of the audit committee was paid an additional annual retainer of $10,000 and the chairperson of each of the compensation committee and the nominating/corporate governance committee was paid an additional annual retainer of $5,000. Meeting fees are not paid in respect of the first seven meetings of the board of directors or of any individual committee. Non-employee directors receive $2,000 for each board of directors meeting attended and $1,500 for each committee meeting attended beginning with the eighth meeting of the board of directors or any individual committee, as applicable.

     All of our non-employee directors chose to receive the elective portion of their annual retainers as deferred stock units. Messrs. Brenneman and Cooperman and Ms. Gooden elected to receive all other elective amounts in cash, and Mr. Cooperman elected to defer receipt of these amounts. Messrs. Brun, Fast, Hubbard, Jones, Salem, Summe and Ms. Rowlands elected to receive all other elective amounts as deferred stock units. Under our 2008 Omnibus Award Plan a director may specify whether, upon separation from the board, he or she would like to receive the deferred cash amounts in such director’s deferred account in a lump sum payment or in a series of substantially equal annual payments over a period ranging from two to ten years.

     Pursuant to our 2008 Omnibus Award Plan, each non-employee director is credited with an annual grant of deferred stock units on the date established by the board for the payment of the annual retainer equal in number to the quotient of $110,000 ($205,000 in the case of the chairman of the board of directors) divided by the closing price of a share of our common stock on the date this amount is credited. Deferred stock units are fully vested when credited to a director’s account. When a dividend is paid on our common stock, each director’s account is credited with an amount equal to the cash dividend. When a director ceases to serve on our board, such director will receive a number of shares of common stock equal to the number of deferred stock units in such director’s account and a cash payment equal to the dividend payments accrued, plus interest on the dividend equivalents from the date such dividend equivalents were credited. The interest will be paid with respect to each twelve-month period beginning on November 1 of such period to the date of payment and will be equal to the rate for five-year U.S. Treasury Notes published in The Wall Street Journal on the first business day of November of each such twelve-month period plus 0.50%. Non-employee directors do not have any voting rights with respect to their deferred stock units.

     Prior to our 2010 Annual Meeting of Stockholders, all non-employee directors who served the entire year, other than the chairman of our board of directors, were paid an annual retainer of $105,000. The chairman of our board of directors received an annual retainer of $200,000. In addition, all non-employee directors received $2,000 for each board of directors meeting attended and $1,500 for each committee meeting attended. Pursuant to our 2008 Omnibus Award Plan, $65,000 of the annual retainer was required to be paid in the form of deferred stock units of our common stock. Non-employee directors (including committee chairpersons) were allowed to elect to receive the elective portion of the annual retainer and meeting fees in cash, to defer the receipt of such amounts or to receive such amounts as deferred stock units of our common stock.

     Non-employee directors no longer receive annual stock option grants. Prior to our 2010 Annual Meeting of Stockholders, upon initial election to the board of directors, a non-employee director received a grant of options to purchase 5,000 shares of common stock if such director attended a regularly scheduled board of directors meeting prior to the next Annual Meeting of Stockholders. Thereafter, a non-employee director received an annual grant of options to purchase 5,000 shares of common stock. All such options were granted under the 2008 Omnibus Award Plan, have a term of ten years and were granted at the fair market value of the common stock as determined by the closing price of our common stock on the NASDAQ Global Select Market on the date of the grant.

     Options granted to our non-employee directors under the 2008 Omnibus Award Plan are exercisable in four equal installments, with the first twenty-five percent becoming exercisable on the first anniversary of the option’s grant date, and the remaining three installments becoming exercisable on each successive anniversary date thereafter. The options vest only while a director is serving in such capacity, unless certain specified events occur, such as death or permanent disability, in which case the options immediately vest and become fully exercisable. In addition, non-employee directors who have been non-employee directors for at least ten years will have all of their options vested upon retirement from the board of directors and will have 36 months to exercise their options. Non-employee directors who have served as non-employee directors for fewer than ten years at the time they retire or otherwise leave the board will not qualify for accelerated vesting, but will have 60 days to exercise their then vested options. Notwithstanding the foregoing, all options will expire no more than ten years from their date of grant.

     We have adopted changes to the compensation of our non-employee directors to become effective at the time of the 2011 Annual Meeting of Stockholders. The annual retainer for non-employee directors who serve the entire year, other than the chairman of our board of directors, will be increased to $205,000, $125,000 of which will be paid in the form of deferred stock units and $80,000 of which may, at the election of each director, be paid in cash, deferred or paid in deferred stock units. The chairman of our board of directors will receive an annual retainer of $360,000, $220,000 of which will be paid in the form of deferred stock units and $140,000 of which may, at the election of the chairman of our board of directors, be paid in cash, deferred or paid in deferred stock units. The additional annual retainer for the chairperson of the audit committee will be increased to $15,000 and the additional annual retainer for the chairperson of each of the compensation committee and the nominating/corporate governance committee will be increased to $10,000.

     Our share ownership guidelines are intended to promote ownership in the company’s stock by our non-employee directors and to align their financial interests more closely with those of other stockholders of the company. Each non-employee director has a minimum shareholding requirement of our common stock equal to five times his or her annual cash retainer.

     Non-employee directors elected after August 13, 1997 are not eligible to receive a pension from the company. A non-employee director attaining the age of 70 (who was a director on August 13, 1997) who retires after 20 years of service will receive an annual pension of $25,000 for the remainder of his or her life. If such non-employee director retires after having attained the age of 65 with 15 years of service, he or she will receive an annual pension of $12,500 for the remainder of his or her life.

    The following table shows compensation for our non-employee directors for fiscal year 2011.

DIRECTOR COMPENSATION TABLE FOR FISCAL YEAR 2011

				Change in
				Pension
				Value and
				Nonqualified
	Fees Earned			Deferred	All Other
	or Paid in	Stock	Option	Compensation	Compensation(10)
Name	Cash(6) ($)	Awards(7) ($)	Awards(8) ($)	Earnings(9) ($)	($)	Total ($)
(a)	(b)	(c)	(d)	(f)	(g)	(h)
Gregory D. Brenneman(1)	$70,500	$110,000	$0	$0	$40,000	$220,500
Leslie A. Brun(2)	$59,500	$205,000	$0	$0	$15,000	$279,500
Leon G. Cooperman(3)	$72,500	$110,000	$0	$0	$40,000	$222,500
Eric C. Fast	$62,500	$110,000	$0	$0	$14,000	$186,500
Linda R. Gooden	$62,500	$110,000	$0	$0	$0	$172,500
R. Glenn Hubbard	$65,500	$110,000	$0	$0	$20,000	$195,500
John P. Jones(4)	$69,000	$110,000	$0	$0	$0	$179,000
Sharon T. Rowlands(5)	$61,000	$110,000	$0	$0	$0	$171,000
Enrique T. Salem	$59,500	$110,000	$0	$0	$0	$169,500
Gregory L. Summe	$61,000	$110,000	$0	$0	$20,000	$191,000
____________________
(1)	As chairman of the compensation committee, Mr. Brenneman received a $5,000 annual retainer, which is included in fees earned.

(2)	Mr. Brun is the non-executive chairman of the board of directors.

(3)	Mr. Cooperman retired in August 2011. As chairman of the audit committee during fiscal year 2011, Mr. Cooperman received a $10,000 annual retainer, which is included in fees earned.

(4)	As chairman of the nominating/corporate governance committee, Mr. Jones received a $5,000 annual retainer, which is included in fees earned.

(5)	Ms. Rowlands resigned in September 2011.

(6)	Represents the following, whether received as cash, deferred or received as deferred stock units: (i) the elective portion of the director’s annual retainer, (ii) annual retainers for committee chairpersons and (iii) board and committee attendance fees. See footnote 7 below for additional information about deferred stock units held by directors.

(7)	Represents the portion of the annual retainer required to be credited in deferred stock units to a director’s annual retainer account. Amounts set forth in the Stock Awards column represent the aggregate grant date fair value for fiscal year 2011 as computed in accordance with FASB Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”), disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 14 to our audited consolidated financial statements for the fiscal year ended June 30, 2011 included in our annual report on Form 10-K for the fiscal year ended June 30, 2011.

The aggregate number of outstanding deferred stock units held by each director at June 30, 2011 is as follows: Mr. Brenneman, 17,064; Mr. Brun, 26,138; Mr. Cooperman, 17,064; Mr. Fast, 12,035; Ms. Gooden, 7,976; Mr. Hubbard, 17,466; Mr. Jones, 16,432; Ms. Rowlands, 11,310; Mr. Salem, 5,947; Mr. Summe, 11,896.

The grant date fair value for each deferred stock unit award granted to directors in fiscal year 2011, calculated in accordance with FASB ASC Topic 718, is as follows:

		Grant Date
Director	Grant Date	Fair Value
Gregory D. Brenneman	11/9/2010	$167,500

Leslie A. Brun	8/9/2010	$2,000
	11/9/2010	$262,500

Leon G. Cooperman	11/9/2010	$167,500

Eric C. Fast	8/9/2010	$3,500
	10/28/2010	$1,500
	11/9/2010	$167,500

Linda R. Gooden	11/9/2010	$167,500

R. Glenn Hubbard	8/9/2010	$5,000
	9/23/2010	$1,500
	10/28/2010	$1,500
	11/9/2010	$167,500

John P. Jones	8/9/2010	$5,000
	9/23/2010	$1,500
	11/9/2010	$172,500

Sharon T. Rowlands	8/9/2010	$3,500
	11/9/2010	$167,500

Enrique T. Salem	8/9/2010	$2,000
	11/9/2010	$167,500

Gregory L. Summe	8/9/2010	$3,500
	11/9/2010	$167,500

(8)
In fiscal year 2011, no stock option awards were granted to non-employee directors.

The aggregate number of shares underlying outstanding stock options held by each non-employee director at June 30, 2011 is as follows: Mr. Brenneman, 25,974; Mr. Brun, 75,359; Mr. Cooperman, 61,641; Mr. Fast, 15,000; Ms. Gooden, 10,000; Mr. Hubbard, 36,948; Mr. Jones, 31,461; Ms. Rowlands, 15,000; Mr. Salem, 5,000; Mr. Summe, 15,000.

(9)	Reflects the aggregate increase in the present value of the pension benefit and actuarial plans. Non-employee directors who joined the board after August 13, 1997 are not eligible to receive this benefit. The present values as of June 30, 2010 are based on the RP-2000 white collar mortality table (projected to 2017) and a 5.25% discount rate. The present values as of June 30, 2011 are based on the RP-2000 white collar mortality table (projected to 2018) and a 5.40% discount rate. The change in the present value of pension benefit for Mr. Cooperman was negative $5,183; pursuant to Securities and Exchange Commission rules we reflected $0 for this amount.

(10)	Reflects contributions by the ADP Foundation that match charitable gifts made by our directors. The ADP foundation makes matching charitable contributions in an amount not to exceed $20,000 in a calendar year in respect of any given director’s charitable contributions for that calendar year. Amounts in the Director

Compensation Table may exceed $20,000 because, while matching charitable contributions are limited to $20,000 in a calendar year, the Director Compensation Table reflects matching charitable contributions for the fiscal year ended June 30, 2011.

Security Ownership of Certain Beneficial Owners and Management

    The following table contains information regarding the beneficial ownership of the company’s common stock by (i) each director and nominee for director of the company, (ii) each of our executive officers included in the Summary Compensation Table below (we refer to such executive officers as “named executive officers”), (iii) all company directors and executive officers as a group (including the named executive officers) and (iv) all stockholders that are known to the company to be the beneficial owners of more than 5% of the outstanding shares of the company’s common stock. Unless otherwise noted in the footnotes following the table, each person listed below has sole voting and investment power over the shares of common stock reflected in the table. Unless otherwise noted in the footnotes following the table, the information in the table is as of August 31, 2011 and the address of each person named is P.O. Box 34, Roseland, New Jersey, 07068.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership(1)	Percent
Steven J. Anenen(2)	181,357	*
Gregory D. Brenneman	33,690	*
Leslie A. Brun	94,149	*
Gary C. Butler	1,826,197	*
Eric C. Fast	18,785	*
Linda R. Gooden	11,726	*
R. Glenn Hubbard	46,176	*
John P. Jones	38,435	*
Regina R. Lee	179,453	*
Christopher R. Reidy	122,195	*
Carlos A. Rodriguez	80,333	*
Sharon T. Rowlands	18,810	*
Enrique T. Salem	7,197	*
Gregory L. Summe	18,646	*
Directors and executive officers as a group (21 persons,
including those directors and executive officers named above)	3,128,650	*
____________________
*	Indicates less than one percent.

(1)
Includes shares that may be acquired upon the exercise of options granted by the company that are exercisable on or prior to October 30, 2011 as follows: (i) shares subject to such options granted to the following directors and executive officers: 114,197 (Mr. Anenen), 16,626 (Mr. Brenneman), 66,011 (Mr. Brun), 1,450,838 (Mr. Butler), 6,750 (Mr. Fast), 3,750 (Ms. Gooden), 27,600 (Mr. Hubbard), 22,113 (Mr. Jones), 106,543 (Ms. Lee), 72,387 (Mr. Reidy), 10,250 (Mr. Rodriguez), 7,500 (Ms. Rowlands), 1,250 (Mr. Salem) and 6,750 (Mr. Summe); and (ii) 2,207,746 shares subject to such options granted to the directors and executive officers as a group. Includes shares issuable upon settlement of deferred stock units held by non-employee directors as follows: 17,064 (Mr. Brenneman), 26,138 (Mr. Brun), 12,035 (Mr. Fast), 7,976 (Ms. Gooden), 17,466 (Mr. Hubbard), 16,432 (Mr. Jones), 11,310 (Ms. Rowlands), 5,947 (Mr. Salem) and 11,896 (Mr. Summe).

(2)	Includes 16,946 shares deferred upon exercise of an option.

Equity Compensation Plan Information

    The following table sets forth information as of June 30, 2011 regarding compensation plans under which the company’s equity securities are authorized for issuance:

			Number of securities
			remaining available for
	Number of securities	Weighted-average	future issuance under
	to be issued upon	exercise price of	equity compensation
	exercise of outstanding	outstanding	plans (excluding
	options, warrants	options, warrants	securities reflected
Plan category	and rights	and rights	in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved
by security holders	23,249,288 (1)	$39.61	38,916,315 (2)
Equity compensation plans not approved
by security holders(3)	168,794	$36.37	0
Total	23,418,082	$39.58	38,916,315
____________________
(1)	Includes 1,391,815 shares of restricted stock issuable under our fiscal year 2011 one-year performance-based restricted stock program (which shares were issued in September 2011) and 143,328 shares issuable upon settlement of deferred stock units held by our directors. The remaining balance consists of outstanding stock options. Weighted average exercise price shown in column (b) of this table does not take into account awards under our performance-based restricted stock program or deferred stock units.

(2)	Includes 33,200,748 shares available for future issuance under the 2008 Omnibus Award Plan and 5,715,567 shares of common stock remaining available for future issuance under the Employees’ Savings-Stock Purchase Plan. Approximately 321,722 shares of common stock were subject to purchase as of June 30, 2011 under the Employees’ Savings-Stock Purchase Plan.

(3)	Represents (i) the 1989 Non-Employee Director Stock Option Plan and (ii) the Amended and Restated Employees’ Saving-Stock Option Plan for our employees based in France, neither of which have been approved by the company’s stockholders. Prior to 2004, the non-employee directors of the company were entitled to participate in the 1989 Non-Employee Director Stock Option Plan pursuant to which options to purchase 12,500 shares of common stock were automatically granted to persons who become non-employee directors. In addition, each non-employee director was granted an additional option to purchase 12,500 shares on the first business day after each fifth anniversary of the date of the initial grant to each such non-employee director, provided that he or she was then still serving in such capacity. All options granted under the 1989 Non-Employee Director Stock Option Plan were granted at the fair market value of the common stock, determined on the basis of the closing price of the common stock in consolidated trading on the date of grant, as reported in The Wall Street Journal. Twenty percent of the options granted under the 1989 Non-Employee Director Stock Option Plan became exercisable on each anniversary of the date such options were granted until all such options were exercisable, provided that options became exercisable only if the director was then still serving in such capacity, unless certain specified events occurred such as the death, disability or retirement of a director, in which case the options immediately vested and became fully exercisable. All options granted under the 1989 Non-Employee Director Stock Option Plan have a term of ten years.

4,083 shares of common stock are subject to purchase during current purchase periods under the Employees’ Saving-Stock Option Plan for our employees based in France. The board of directors adopted the plan in January 1996 and terminated the plan in April 2009 with respect to future offerings thereunder. The plan was designed to satisfy French tax requirements. The plan offered our French employees an opportunity to purchase shares of common stock at 85% of the market value for such stock at the date the purchase price for the offering was determined. Employees of the company based in France were granted an option to purchase shares of our common stock under annual offerings that commenced on January 1 of each calendar year and continued for 48 months to close on December 31 of the fourth year following commencement. Each eligible employee could elect to receive stock options in each offering that would generally entitle such employee to purchase a whole number of shares of common stock equivalent in value to up to 10% of his or her base salary, based upon a price per share (in U.S. dollars) determined in advance of such offering by the French Stock Option Committee, subject to adjustment for currency rate changes over the term of the offering. Participating employees pay for the exercise of the stock options through monthly payroll deductions taken during the four-year period of each offering, and have the opportunity upon the close of the offering to exercise their stock options (or any portion thereof) and purchase the associated number of shares of common stock. To the extent a participating employee elects to purchase fewer shares of common stock than would be available under his or her full allotment of stock options, such employee would receive the cash remaining from the aggregate payroll deductions after taking into account his or her purchase of shares of common stock.

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

    The compensation committee of our board of directors determines the compensation of our chief executive officer and reviews, modifies and approves the chief executive officer’s compensation recommendations for our other key executive officers.

    This section of the proxy statement explains how our executive compensation programs are designed and operate with respect to our named executive officers by discussing the following fundamental aspects of our compensation program:
  compensation principles;

  cash compensation;

  long-term incentive compensation; and

  other compensation components and considerations (including retirement benefits and deferred compensation).
    We design our compensation programs to link pay to performance and levels of responsibility, to encourage our executive officers to remain focused on both short-term and long-term operational and financial goals of the company and to link executive performance to stockholder value. We also believe that it is important for our named executive officers to have an ongoing long-term investment in the company as outlined below under “Share Ownership Guidelines”.

    We are pleased with the strong results we achieved in fiscal 2011 coming out of a challenging year in fiscal 2010 as we continued to leverage the strength of our core business model. Our business model with its highly recurring revenue base continued to generate strong, consistent cash flows, which enabled continued investment in our product offerings and in sales and client service associates. Our key business metrics continued to trend positively and were the strongest they have been in three years. We closed multiple acquisitions that are expected to enhance future organic revenues. The strength of our fiscal 2011 operating cash flows allowed us to continue to return excess cash to our shareholders through continued dividends and share buybacks while investing in acquisitions. The compensation committee considered our strong financial performance in their discussion regarding our incentive plans and believes that incentive plan payouts are commensurate with our performance.

    Our financial performance in fiscal year 2011 impacted compensation of our executive officers under those compensation programs that directly align the interests of executives with those of stockholders, such as annual cash bonuses and performance-based restricted stock awards. Our fiscal year 2011 earnings per share growth was 6.3% compared to a target of 2.0% under our cash bonus program for our executive officers. Revenue growth was 11% compared to a target of 4.0%. These two performance measures were common to the incentive compensation of all of our executive officers. In fiscal year 2011, our named executive officers received cash bonuses that averaged approximately 151% of target. Our one-year earnings per share growth for fiscal year 2011 resulted in awards to our executive officers of restricted stock under our one-year performance-based restricted stock program at 125% of target. The tables below illustrate the alignment between company performance and our chief executive officer’s incentive compensation:

Compensation Principles

    We believe that compensation should be designed to create a direct link between performance and stockholder value. Four principles that guide us as we make decisions involving executive compensation are that compensation should be:
  based on (i) each executive’s individual performance, (ii) the performance of such executive’s business unit and (iii) the overall performance of the company;

  closely aligned with the short-term and long-term financial and strategic objectives that build sustainable long-term stockholder value;

  competitive in order to attract and retain executives critical to our long-term success; and

  consistent with high standards of corporate governance and designed to discourage the incentive for executives to take risks that are reasonably likely to have a material adverse effect on the company or to behave in ways that are inconsistent with the company’s strategic planning processes and internal standards of behavior.
    Our compensation programs are designed so that target pay reflects relative levels of responsibility among our key executives. Overall targeted compensation opportunities are generally similar for key executives who have comparable levels of responsibility. We assign all executives to pay grades by comparing their position-specific duties and responsibilities with market data and our internal management structure. Each pay grade has a base salary range and a total annual cash compensation range, as well as ranges for annual equity grants.

    We design our performance-based compensation so that variation in performance will result in significant variation in the earned compensation deliverable to our key executives. As such, actual compensation amounts may vary above or below targeted levels depending on performance of a business unit and achievement of individual performance goals. We have adopted this compensation design to provide meaningful incentives for our key executives to achieve excellent results.

    Earnings per share growth and revenue growth are important performance measures in annual bonus determinations, and earnings per share growth is used to determine the number of shares earned in a performance period under our performance-based restricted stock program. These performance criteria were chosen for the variable incentive plans because they focus our executive officers on the company’s long-term strategic goals of driving the growth and profitability of our business, which drives stockholder value. The earnings per share measurement we use is diluted earnings per share from continuing operations; however, we exclude the impact of certain favorable one-time tax items in fiscal 2011 and fiscal 2010.

    Elements of Compensation

    The following table summarizes the major elements of our fiscal year 2011 executive officer compensation programs.

Compensation Element	Objectives	Key Characteristics
Base Salary	To provide a fixed amount for performing the duties and responsibilities of the position	Determined based on overall performance, level of responsibility, pay grade, competitive compensation practices data and comparison to other company executives
Annual Cash Bonus	To motivate executive officers to achieve individual, business unit and company-wide business goals	Payment based on achievement of target individual, business unit and company-wide business goals
Performance-Based Restricted Stock Awards	To motivate executive officers to achieve certain longer-term goals	Awards based on target growth in earnings per share Shares issued following applicable performance period, subject to an additional vesting period
Stock Options	To attract and retain executive officers and align their interests with long-term stockholders’ interests	Granted annually based on pay grades and individual performance Grants vest over four years
Retirement Plans	To attract and retain mid- to late-career executive talent	Provides a retirement benefit with a competitive income replacement ratio at normal retirement age

    The mix of total direct compensation (base salary, annual incentive awards and long-term incentive awards) for fiscal year 2011 was designed to deliver the following approximate proportions of total compensation to our chief executive officer and the other named executive officers (on average) if company and individual target levels of performance are achieved.

    Compensation Review and Determination

    Our annual pay review focuses on base salary, annual bonus and long-term equity incentives. In determining the compensation of our named executive officers, we consider the type of business we are in and the nature of our organization. The compensation committee also considers market data provided by their compensation consultant and by management. Management provides the compensation committee with a history of base salary, bonus and equity grant practices for the preceding three years and an analysis of the grant sizes consistent with our target for each named executive officer. The compensation committee examines summary compensation sheets detailing the amounts and mix of these compensation components for each of our named executive officers, which compare the amounts and mix to competitive compensation practices. We generally target base salary, annual bonus and long-term equity incentives at the median of competitive compensation practices, but we will set targets above or below the median when warranted in the discretion of the compensation committee.

    We consult different sets of compensation data reflecting the practices of different groups of businesses to determine competitive compensation practices for our chief executive officer and other named executive officers.

    Chief Executive Officer. In benchmarking the total cash and long-term incentive compensation of our chief executive officer, the compensation committee, at its June 2010 meeting, reviewed aggregated compensation data from all public companies with annual revenue between $6 billion and $12 billion (150 companies), which we believe is representative of the competitive environment we face with respect to senior executives. Utility companies were excluded because of the regulatory environment in which they operate. The median base salary, median target cash compensation and median target direct compensation (total cash plus long-term incentive compensation) of the comparison companies was $1,050,000, $2,489,000 and $7,231,000, respectively. Mr. Butler’s base salary is at the 36th percentile, his target cash compensation is at the 55th percentile and his target direct compensation is at the 39th percentile of the compensation of the chief executive officers of the comparison companies.

    Other Named Executive Officers. With respect to the total cash and long-term incentive compensation for Messrs. Reidy, Rodriguez, Anenen and Ms. Lee, management (not including any of the named executive officers) prepared for the compensation committee competitive compensation market data based on compensation surveys reflecting the pay practices of publicly traded companies. The surveys we used were the Towers Perrin U.S. General Industry Executive Database, the Hewitt Associates Executive Total Compensation by Industry Survey, the Mercer Human Resources U.S. General Industry Executive Database and, for Mr. Reidy, the Equilar Top 25 Database. The companies included for Messrs. Rodriguez and Anenen and Ms. Lee were based on a revenue range such that the median company revenue approximates the annual revenue of the business units that the executive officer leads.

    Differences in Compensation of Our Named Executive Officers

    We carefully designed the pay mix for Mr. Butler to be competitive when measured against the pay packages of other chief executive officers as indicated by the compensation study.

    We have found that due to the broad responsibilities and the experience required for the chief executive officer position, compensation for chief executive officers in public companies that are similar in size to ours is significantly higher than those for other named executive officers.

    When determining the compensation level for each of our executive officers, the compensation committee reviews each individual compensation element based on the previous year’s level, as well as how the proposed level for that individual element would compare to the other executive officers. The aggregate level for each executive officer’s compensation is then compared against the executive’s previous year’s totals and against compensation of other executive officers of the company.

    On June 1, 2011, Mr. Rodriguez became the company’s president and chief operating officer, and his compensation for fiscal year 2012 was adjusted to reflect his new role and additional responsibilities.

    Compensation Consultant

    The compensation committee has engaged the consulting firm Frederic W. Cook & Co., Inc. (“Cook & Co.”) to provide assistance with the design of our compensation programs, the development of comparative market-based compensation data for the chief executive officer position and the determination of compensation awards. The specific matters on which Cook & Co. provided advice in fiscal year 2011 were the design of executive compensation programs and practices and chief executive officer pay levels. In June 2010, Cook & Co. delivered to our compensation committee the results of a competitive assessment of compensation for use in determining 2011 target compensation for Mr. Butler. Cook & Co. also examined the mix of performance-based restricted stock and options proposed to be granted to our named executive officers in fiscal year 2011 and confirmed that the proposals for the named executive officers appeared reasonable and customary, given the company’s size and structure.

    As part of its ongoing support to the compensation committee, Cook & Co. also reviews executive compensation disclosures (including this Compensation Discussion and Analysis), reviews and provides comments on changes to the committee’s charter, advises on emerging trends and the implications of regulatory and governance developments, and reviews and provides commentary on materials and proposals prepared by management that are presented at the committee’s meetings.

    Cook & Co. has not provided any services to management.

Cash Compensation

    Base Salary

    Base salaries are a fixed amount paid to each executive for performing his or her normal duties and responsibilities. We determine the amount based on the executive’s overall performance, level of responsibility, pay grade, competitive compensation practices data and comparison to other company executives.

    Our named executive officers received the following annual salary increases in July 2010:

Named Executive Officer	Increase
Mr. Butler	0.0%
Mr. Reidy	2.0%
Mr. Rodriguez	0.0%
Ms. Lee	0.0%
Mr. Anenen	13.3%

    The compensation committee, taking into account the recommendation of Cook & Co., decided to direct compensation increases for Mr. Butler toward incentive compensation rather than base salary to better align Mr. Butler’s overall compensation mix with peer practice and to increase the portion of compensation tied to changes in stockholder value and multi-year operating results. Mr. Rodriguez and Ms. Lee received salary increases in March 2010 to reflect additional responsibilities they assumed due to significant organizational changes, and did not receive an increase in fiscal year 2011.

    Annual Cash Bonus

    Overview

    We paid our named executive officers cash bonuses for fiscal year 2011 based on the attainment of individual, business unit and company-wide business goals established at the beginning of the fiscal year.

    For each executive officer, we establish a target bonus amount, which is initially expressed as a percentage of projected year-end annual base salary. This target bonus percentage ranges from 70% to 160% of base salary for the named executive officers. We also assign a percentage value to each bonus component of each named executive officer’s annual bonus plan and then determine the target bonus amount linked to each component. We establish these performance ranges to provide our named executive officers with a strong incentive to exceed the targets. The maximum bonus payment to our chief executive officer is 200% of his target bonus level. All other named executive officers have a maximum bonus payment of 175% of their respective target bonus levels. There is no minimum payment level.

    The compensation committee establishes and approves the annual target bonus objectives and award opportunities for each of our named executive officers. In making these determinations, the compensation committee considers a variety of factors including market data, each officer’s relative level of responsibility, and for executives other than himself, the chief executive officer’s recommendations. Our named executive officers participate in the discussions surrounding their bonus objectives so that they can provide their input and understand the expectations of each bonus plan component. Each named executive officer receives a final version of his or her individualized bonus plan after it has been approved by the compensation committee. Except in extraordinary circumstances, bonus plan objectives are not modified during the fiscal year, and no bonus objectives were modified during fiscal year 2011.

    The compensation committee reviews the performance of each of our named executive officers relative to the officer’s annual fiscal year target bonus plan objectives at its regularly scheduled August meeting, which is the first meeting following the end of our fiscal year. Based on this review, the compensation committee determines and approves the annual cash bonuses for each of our executive officers.

    Named Executive Officers’ Fiscal Year 2011 Bonuses

    Fiscal year 2011 target bonuses for the named executive officers were the same in percentage terms as in fiscal year 2010, except for Mr. Butler’s bonus target, which increased from 155% of base salary to 160%. Following the conclusion of fiscal year 2011, the compensation committee considered the performance of the company, the business units and the individual named executive officers for the 2011 fiscal year against the named executive officers’ bonus objectives, assessed which of the individual bonus targets were met, exceeded or not fully achieved and approved cash bonuses as follows:

	Target Bonus as Percentage	Target Bonus	Actual Bonus	Bonus Amount as
Named Executive Officer	of Base Salary	Amount	Amount	Percentage of Target
Mr. Butler	160%	$1,600,000	$2,487,000	155%
Mr. Reidy	80%	$434,000	$667,900	154%
Mr. Rodriguez	80%	$400,000	$573,800	143%
Ms. Lee	80%	$380,000	$574,600	151%
Mr. Anenen	70%	$298,000	$453,300	152%

    Fiscal Year 2011 Target Bonus Objectives

    Each objective for our named executive officers was satisfied as set forth below:

	Mr. Butler		Mr. Reidy		Mr. Rodriguez		Ms. Lee		Mr. Anenen
		Payout		Payout		Payout		Payout		Payout
	Target	as % of	Target	as % of	Target	as % of	Target	as % of	Target	as % of
Bonus Objectives	Weight	Target	Weight	Target	Weight	Target	Weight	Target	Weight	Target
EPS Growth	15.6%	200.0%	15.0%	200.0%	10.0%	200.0%	10.0%	200.0%	10.0%	200.0%
Revenue Growth	12.5%	200.0%	15.0%	200.0%	10.0%	200.0%	10.0%	200.0%	10.0%	200.0%
Corporate Strategy	31.3%	127.4%	15.0%	140.7%	10.0%	126.0%	10.0%	115.0%	10.0%	135.0%
Succession & Development	12.5%	150.0%	10.0%	100.0%	5.0%	150.0%	5.0%	110.0%	5.0%	104.0%
Diversity	6.3%	100.0%	5.0%	100.0%	5.0%	100.0%	5.0%	100.0%	5.0%	100.0%
Service Profit Chain	9.4%	133.3%			5.0%	125.0%	5.0%	150.0%	5.0%	120.0%
Leadership			10.0%	120.0%	10.0%	150.0%	10.0%	140.0%	10.0%	150.0%
Return on Equity	6.3%	150.0%	10.0%	150.0%
Margin Improvement	6.3%	200.0%	10.0%	200.0%
Division Financial
Performance					30.0%	90.3%	30.0%	164.7%	30.0%	167.3%
Division Initiatives					15.0%	200.0%	15.0%	122.0%	15.0%	114.7%
Security Initiatives			5.0%	116.0%
Investor Relations			5.0%	100.0%

     The compensation committee established 2.0% earnings per share growth as a common target bonus objective for each of our named executive officers. This target was established to ensure alignment between the bonus plan and the range of our fiscal 2011 forecast of 1.0% to 3.0% earnings per share growth. For all named executive officers, with the exception of Mr. Butler, 200% of target was to be awarded for earnings per share growth of 6.0% or greater, and 0% of target was to be awarded for negative earnings per share growth. Mr. Butler’s target bonus objectives limited total payout to two times the target, but did not otherwise specify the payout for achieving earnings per share growth higher than 2.0%.

     The compensation committee also established 4.0% revenue growth as a common target bonus objective for each of our name executive officers. This target was established to ensure that management was highly incented to exceed the range of our fiscal 2011 forecast of 1.0% to 3.0% revenue growth. For the other named executive officers, with the exception of Mr. Butler, 200% of target was to be awarded for revenue growth of 8.0% or greater, and 0% of target was to be awarded for negative revenue growth. Mr. Butler’s target bonus objectives limited total payout to two times the target, but did not otherwise specify the payout for achieving revenue growth higher than target.

     The other target bonus objectives for the named executive officers are set forth in detail below.

     Corporate Strategy: Develop new strategies to increase our sales and revenue growth rates for fiscal years 2012 through 2015. Improve market share gains, with emphasis on having a plan to address competitive threats. Successfully integrate recent acquisitions (other than for Ms. Lee). For Messrs. Butler and Reidy, achieve 1% to 2% of plan revenue through strategic acquisitions.

     Succession and Executive Development: Achieve the following specified milestones in our succession planning and executive development initiatives:
  Strengthen our leadership pipeline; and

  Foster the success and development of specified executives
     Diversity: Actively engage in diversity strategies and continue improving the representation of female and minority executives.

     Service Profit Chain: Improve our service profit chain by enhancing service quality, increasing client satisfaction and retention levels and improving associate turnover levels.

     Leadership: Achieve quality leadership accomplishments, successful involvement on the executive committee and, in the case of Mr. Reidy, an effective control environment.

     Return on Equity: Achieve target return on equity of 21.0% from continuing operations. Maximum allocation for 22.0% return on equity from continuing operations.

     Margin Improvement: Achieve initiatives to drive margin improvement for fiscal year 2012.

     Division Financial Performance: Successfully achieve revenue, net operating income, sales and client retention equal to their respective divisions’ fiscal year 2011 planned results.

     Division Initiatives: Drive division margin improvement for fiscal year 2012 and achieve 1.0% to 3.0% of plan revenue through strategic acquisitions.

     Security Initiatives: Improve detection and threat management capability through the implementation of cyber monitoring, improve enterprise risk management capability and implement a technology-based fraud detection program.

     Investor Relations: Achieve further improvements in investor relations, increased involvement of other executives and increased progress with the international investment community.

Long-Term Incentive Compensation Programs

     We believe that long-term incentive compensation is a significant factor in attracting and retaining key executives and in aligning their interests directly with the interests of our stockholders. Long-term incentives are awarded in the form of performance-based restricted stock awards and stock option grants.

     Based on a long-term incentive compensation study conducted with the assistance of Cook & Co. in April 2010, we decided to rebalance the weighting of stock options and performance-based restricted stock awards. As a result, for all of our named executive officers except our chief executive officer we have increased the performance-based restricted stock target awards from 60% to 70% of total long-term incentive compensation value and reduced the value of stock option awards by a corresponding amount. Mr. Butler’s employment agreement provides for a minimum annual stock option grant that results in a long-term incentive mix with a greater portion of stock options than the other named executive officers. For fiscal year 2011, Mr. Butler’s target long-term incentive mix had 55% of the value in performance-based restricted stock and 45% in stock options. We believe these grant value mixes provide us with a strong executive attraction and retention program. The compensation committee may also from time to time grant discretionary awards of time-based restricted stock to our executive officers. These awards are for special situations and are not considered in the target allocation of total long-term incentive compensation between performance-based restricted stock awards and stock option grants.

     The target long-term incentive mix approved for fiscal year 2011 grants is shown in the following chart:

     As part of our annual market analysis of compensation data, we compare our long-term equity incentive grant values with competitive practices. Based on median long-term incentive market practices, we determine share grant ranges for each executive level. On average, the number of shares executives receive is at the midpoint of the range. The compensation committee reviews the share grant ranges annually to ensure that the resulting values based on current stock price and option fair value remain generally consistent with our median compensation philosophy.

     Prior to the beginning of each fiscal year, we analyze the performance-based restricted stock and stock option target award and grant levels to confirm that our desired target long-term incentive compensation values are appropriate in the context of the compensation studies referred to under “Compensation Review and Determination” above. When comparing our desired values to these compensation studies, we look at both equity elements in total.

     In response to the volatile worldwide economic environment in 2009, the compensation committee established a one-year performance period for our performance-based restricted stock program beginning in fiscal year 2010 to address the challenges in projecting earnings per share growth. As we continued to have difficulty forecasting long-term earnings per share growth due to the economic environment, one-year performance-based restricted stock award targets were set in August 2010 for the fiscal year 2011 performance period.

     At its August 2010 meeting, the compensation committee approved target awards of one-year performance based restricted stock for fiscal year 2011 for all named executive officers and the stock option grant for Mr. Butler. It has been historical practice to grant chief executive officer stock option awards annually in August. At its

February 2011 meeting, the compensation committee approved stock option grants for the other named executive officers. Performance-based restricted stock and stock option awards for fiscal year 2011 are summarized in the table below:

Named Executive Officer	Target PBRS Award	Stock Options
Mr. Butler	60,000	200,000
Mr. Reidy	13,000	20,000
Mr. Rodriguez	12,000	20,000
Ms. Lee	12,000	20,000
Mr. Anenen	8,500	15,000

     The employment agreements of Messrs. Butler and Reidy affect their long-term incentive compensation. Messrs. Butler’s and Reidy’s employment agreements are summarized in more detail below under “Mr. Butler Employment Agreement” and “Mr. Reidy Employment Agreement”, respectively.

     Performance-Based Restricted Stock

     We use a performance-based restricted stock program to align the compensation of our key executives with long-term company operating performance.

     In August 2010 we established target earnings per share growth of more than 1% for fiscal year 2011. In light of the challenging economic environment facing the company in fiscal year 2011, we determined that performance-based restricted stock awards were appropriate at reduced levels for earnings per share growth below the 1% target, even where such growth was below zero. Awards were to be adjusted upward or downward at the end of the performance period as follows:

Restricted Stock Grant as
Earnings Per Share Growth	Percentage of Target
-5% or under	0%
>-5% to -3%	50%
>-3% to -1%	75%
>-1% to 1%	85%
>1% to 4%	100%
>4% to 6%	115%
>6% to 8%	125%
Over 8%	150%

     Our actual earnings per share growth for fiscal year 2011 was 6.3%, resulting in awards of restricted stock at 125% of target level. These shares of restricted stock were issued in September 2011 and are scheduled to vest fully in March 2012. The program provides that if an executive officer terminates his or her employment with the company prior to the March 2012 vesting date, the unvested restricted stock will be forfeited, however, Mr. Butler’s restricted stock may vest or continue to vest in certain circumstances as described below under “Potential Payments to Named Executive Officers Upon Termination or Change In Control”.

     Uncertainty in the worldwide economic environment has continued to make projecting earnings per share growth challenging. In response, the compensation committee maintained a one-year performance period for our fiscal year 2012 performance-based restricted stock program. Any shares of restricted stock earned under this program would be issued in September 2012 and would be scheduled to vest fully in March 2013.

     Dividends are paid in respect of performance-based restricted stock after shares of restricted stock are granted and not during the performance period.

     Stock Options

     We grant stock options to our executive officers (other than our chief executive officer) based upon their pay grades. Stock options granted in April 2008 and thereafter generally vest over four years. The grant level for each pay grade is determined based on our annual review of our long-term incentive compensation program. Our chief executive officer recommends to the compensation committee the number of stock options for our executive officers, other than himself. The compensation committee determined and approved stock option grants for our chief executive officer as part of a review of his entire compensation package based on the guidance of its compensation consultant, Cook & Co. The grant levels approved by the compensation committee for fiscal year 2011 were consistent with the grant levels approved for fiscal year 2010. Additional stock option grants may be made to assist us in recruiting, promoting or retaining executive officers.

     While the compensation committee can consider a stock option grant at any time for our executive officers, it makes its regularly scheduled stock option grants at its first meeting in the calendar year. The compensation committee generally sets its calendar of meetings in August of each year and we do not coordinate this meeting date with any regularly scheduled announcement or corporate event.

     Time-Based Restricted Stock

     The compensation committee may from time to time grant discretionary awards of time-based restricted stock to our executive officers. These discretionary grants assist us in the recruitment, promotion or retention of executive officers. Our named executive officers did not receive time-based restricted stock grants in fiscal year 2011.

Other Compensation Components and Considerations

     In addition to the components discussed above and the opportunity to participate in the same Employees’ Savings-Stock Purchase Plan and the same health and welfare benefits available to our US associates generally, we offer our executive officers retirement benefits, deferred compensation, perquisites and change in control protection. We believe these additional benefits are fair, competitive, consistent with our overall compensation philosophy and designed to ensure that we can effectively retain our executive officers as well as effectively compete for executive talent.

     Retirement Benefits

     All executive officers can participate in the Automatic Data Processing, Inc. Retirement and Savings Plan (our 401(k) plan) and are automatically enrolled in the Automatic Data Processing, Inc. Pension Retirement Plan (a tax-qualified, defined benefit, cash balance pension plan). These plans are generally available to all US associates. Executive officers also participate in the Supplemental Officers Retirement Plan, which provides retirement benefits to our executive officers in excess of those generally available under our qualified cash balance pension plan. The Supplemental Officers Retirement Plan enables us to attract and retain senior and experienced mid- to late-career executive talent necessary to achieve growth and provides these executive officers with a retirement benefit targeted to a competitive income replacement ratio at normal retirement age.

     Deferred Compensation

     All executive officers may defer all or a portion of their annual bonuses into a deferred compensation account. We make this program available to our executive officers to be competitive, to facilitate the recruitment of new executives and to provide our executive officers with a tax efficient way to save for retirement. Since the deferral accounts are made up of funds already earned by the executive officers, we do not consider the executive’s deferred account balances, or investment earnings or losses on such balances, when we make compensation decisions. For fiscal year 2012, we have amended the deferred compensation plan to allow eligible participants the opportunity to defer receipt of their performance-based restricted stock awards.

     Perquisites

     In accordance with Mr. Butler’s employment agreement, he receives a fixed annual perquisite allowance of $125,000 that he allocates based on his personal needs.

     We provide each of our executive officers the use of automobiles leased by the company. Consistent with our policy towards all attendees, we pay for the spouses of our executive officers to accompany them to our annual sales President’s Club events. Finally, the ADP Foundation makes contributions that match the charitable gifts made by our executive officers up to a maximum of $20,000 per calendar year.

     We did not make any tax gross-up payments to our named executive officers in fiscal year 2011, except for payments related to relocation expenses, which are available to all associates who participate in the company’s relocation program.

     Change in Control and Severance Arrangements

     The Automatic Data Processing, Inc. Change in Control Severance Plan for Corporate Officers is designed (i) to retain our executive officers (including the named executive officers) and our staff vice presidents and (ii) to align their interests with our stockholders’ interests so that they can consider transactions that are in the best interests of our stockholders and maintain their focus without concern regarding how any such transaction might personally affect them. In addition, pursuant to their employment agreements, Messrs. Butler and Reidy have individual arrangements described below under “Potential Payments To Named Executive Officers Upon Termination or Change of Control.”

     Under our Change in Control Severance Plan for Corporate Officers, our executive officers have different separation entitlements from one another following the occurrence of a change in control. Our chief executive officer is entitled to severance equal to approximately three times base salary and bonus under some termination scenarios, while our other executive officers are entitled to severance equal to approximately one to one and one-half times base salary and bonus. We believe that a higher severance multiple for our chief executive officer is needed in order to attract the individual we believe is best suited for the office. Our chief executive officer is the individual the public and our stockholders most closely identify as the face of the company. He has the greatest individual impact on our success, and he faces the greatest personal risks when the company takes risks. Our Change in Control Severance Plan for Corporate Officers also provides that the vesting of certain unvested equity awards may be accelerated under some termination scenarios.

     The severance formulas we use for executive officers are each designed to provide the level of replacement income we feel is appropriate for that office, but the compensation our executive officers may receive after termination of employment or a change in control is not taken into account when current compensation levels are determined.

     Accounting and Tax Considerations

     We consider the accounting and tax implications when we design our equity-based and cash compensation programs and when we make awards or grants. Our goal is to make only equity-based awards and grants that we can deduct when determining our taxes. However, the overriding consideration when evaluating the pay level or design component of any portion of our executives’ compensation is the effectiveness of the component and the stockholder value that management and the compensation committee believe the pay component reinforces.

     We try to maximize the tax deductibility of compensation payments to executive officers. Our stockholders have approved our incentive plans that are designed and administered to provide performance-based compensation that is awarded to our executive officers, and therefore not subject to the deduction limits of Section 162(m) of the Internal Revenue Code. The compensation committee may, however, award compensation that is not deductible under Section 162(m) when, in the exercise of the committee’s judgment, such pay would be in the best interests of the company and its stockholders.

     Compensation Recovery

     Our 2008 Omnibus Award Plan gives the compensation committee the flexibility to grant cash and equity awards that the company may recover if a recipient engages in certain types of misconduct. Beginning in February 2009, stock options and restricted stock awards under our 2008 Omnibus Award Plan allow the compensation committee to cause a recipient’s award to be forfeited, and to require the recipient to pay to us any option gain and/ or the value of vested restricted stock, as applicable, if the recipient engages in activity that is in conflict with or adverse to our interests, including but not limited to fraud or conduct contributing to any financial restatements or irregularities, or if the recipient violates a restrictive covenant.

     Share Ownership Guidelines

     The compensation committee established share ownership guidelines to encourage equity ownership by our executive officers in order to reinforce the link between their financial interests and those of our stockholders. We set the share ownership guidelines on the basis of each executive officer’s pay grade, expressed as a multiple of the executive officer’s base salary on the first day of the fiscal year. Stock ownership (as defined under the guidelines) includes shares owned outright by the executive officer or beneficially through ownership by direct family members (spouses and/or dependent children), or shares owned through our Retirement and Savings Plan.

     Under our share ownership guidelines, Messrs. Butler and Rodriguez are encouraged to own an amount of our stock equal in value to five times their respective base salaries and Messrs. Reidy and Anenen and Ms. Lee are encouraged to own an amount of our stock equal in value to three times their respective base salaries. Executive officers whose ownership levels are below the minimum required levels are asked to hold as shares of common stock at least 75% of post-tax net gains on stock option exercises and to hold 75% of net shares received upon vesting of restricted stock.

     As of the end of fiscal year 2011, all named executive officers met the share ownership guidelines, with the exception of Mr. Rodriguez whose target ownership was recently increased in connection with his promotion to president and chief operating officer. Mr. Rodriguez had met his previous ownership requirement of three times his base salary.

COMPENSATION COMMITTEE REPORT

     The compensation committee has reviewed and discussed with management the foregoing Compensation Discussion and Analysis section of the company’s 2011 proxy statement. Based on its review and discussions with management, the compensation committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the company’s 2011 proxy statement.

Compensation Committee
of the Board of Directors

Gregory D. Brenneman, Chairman
R. Glenn Hubbard
John P. Jones
Gregory L. Summe

COMPENSATION OF EXECUTIVE OFFICERS

     The following table summarizes the compensation of our named executive officers for fiscal year 2011.

Summary Compensation Table For Fiscal Year 2011

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and				Awards	Awards	Compensation	Earnings	Compensation
Principal Position	Year	Salary ($)	Bonus ($)	($) (1)	($) (1)	($) (2)	($) (3)	($) (4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Gary C. Butler	2011	$1,000,000	$0	$2,436,000	$1,274,000	$2,487,000	$1,526,255	$181,548	$8,904,803
Chief Executive	2010	$1,000,000	$0	$1,440,580	$1,723,500	$2,020,000	$2,761,828	$176,025	$9,121,933
Officer	2009	$1,000,000	$0	$1,659,200	$1,982,250	$1,295,000	$1,722,475	$192,032	$7,850,957

Christopher R. Reidy	2011	$543,048	$0	$527,800	$170,800	$667,900	$196,651	$42,378	$2,148,577
Chief Financial	2010	$532,400	$0	$440,648	$137,000	$557,900	$303,301	$42,199	$2,013,448
Officer	2009	$532,400	$0	$507,520	$144,000	$346,600	$129,759	$43,808	$1,704,087

Carlos A. Rodriguez	2011	$500,000	$0	$487,200	$170,800	$573,800	$155,660	$41,620	$1,929,080
President and Chief	2010	$433,333	$0	$703,209	$116,450	$536,000	$226,893	$54,194	$2,070,079
Operating Officer	2009	$400,000	$35,504	$351,360	$122,400	$174,496	$47,809	$161,375	$1,292,944

Regina R. Lee	2011	$475,270	$0	$487,200	$170,800	$574,600	$206,540	$275,757	$2,190,167
Division President	2010	$441,667	$0	$703,209	$116,450	$468,900	$386,891	$97,788	$2,214,905
	2009	$425,000	$0	$351,360	$122,400	$260,580	$140,253	$37,100	$1,336,693

Steven J. Anenen	2011	$425,003	$0	$345,100	$128,100	$453,300	$342,814	$41,779	$1,736,096
Division President
____________________
(1)	Amounts set forth in the Stock Awards and Option Awards columns represent the aggregate grant date fair value of awards granted in fiscal years 2011, 2010 and 2009 computed in accordance with FASB ASC Topic 718, disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 14 to our audited consolidated financial statements for the fiscal year ended June 30, 2011 included in our annual report on Form 10-K for the fiscal year ended June 30, 2011. The amounts shown in the Stock Awards column reflect the grant date fair value of performance-based restricted stock based upon the probable outcome of the performance condition as of the grant date. The maximum value of the performance-based restricted stock awards granted in fiscal year 2011 assuming achievement of the highest level of performance are: Mr. Butler, $3,654,000; Mr. Reidy, $791,700; Mr. Rodriguez, $730,800; Ms. Lee, $730,800; and Mr. Anenen, $517,650.

(2)	Performance-based bonuses paid under the annual cash bonus program are shown in this column. A discussion of our annual cash bonus program may be found in our Compensation Discussion and Analysis under “Cash Compensation - Annual Cash Bonus”.

(3)	Amounts shown reflect the aggregate increase during the last fiscal year in the present value of the executive’s benefit under our tax-qualified cash balance pension plan, the Automatic Data Processing, Inc. Pension Retirement Plan, and our non-qualified supplemental retirement plan, the Supplemental Officers Retirement Plan. There were no above-market or preferential earnings on nonqualified deferred compensation. The Pension Retirement Plan and the Supplemental Officers Retirement Plan provide benefits in the form of a lump sum and/or an annuity. We calculated the present value as of June 30, 2008 using the RP-2000 white collar mortality rate (projected to 2008), a 4.50% interest crediting rate for the pension plan, and a 6.95% discount rate; the present value as of June 30, 2009 is based on the RP-2000 white collar mortality table (projected to 2009), a 4.25% interest crediting rate for the pension plan, and a 6.80% discount rate; the present value as of June 30, 2010 is based on the RP-2000 white collar mortality table (projected to 2017), a 3.75% interest crediting rate for the pension plan, and a 5.25% discount rate; the present value as of June 30, 2011 is based on the RP-2000 white collar mortality table (projected to 2018), a 3.90% interest crediting rate for the pension plan, and a 5.40% discount rate.

(4)	Please refer to the “All Other Compensation” table below for further information.

ALL OTHER COMPENSATION FOR FISCAL YEAR 2011

				Matching
	Other	Tax	Perquisite	Charitable
Name	Benefits	Payments	Allowance	Contributions	Total
	(1)	(2)	(3)	(4)
Gary C. Butler	$36,048	$0	$125,000	$20,500	$181,548
Christopher R. Reidy	$28,428	$0	$0	$13,950	$42,378
Carlos A. Rodriguez	$28,370	$0	$0	$13,250	$41,620
Regina R. Lee	$171,309	$104,448	$0	$0	$275,757
Steven J. Anenen	$41,779	$0	$0	$0	$41,779
____________________
(1)	Other Benefits include:

	(a)	Actual cost to the company of leasing automobiles (and covering related maintenance, registrations and insurance fees) used for personal travel: Mr. Butler, $24,678; Mr. Reidy $20,198; Mr. Rodriguez, $17,270; Ms. Lee, $13,278; and Mr. Anenen, $26,200.

	(b)	Amount paid by company on behalf of the executives’ spouses who accompanied such executives on business travel: Ms. Lee, $3,299; and Mr. Anenen, $4,600.

	(c)	Relocation expense (available to the company’s associates generally): Ms. Lee, $143,672.

	(d)	Matching contributions to the company’s Retirement and Savings Plan (available to the company’s associates generally): Mr. Butler, $10,290; Mr. Reidy, $7,350; Mr. Rodriguez, $10,290; Ms. Lee, $10,290; and Mr. Anenen, $10,290.

	(e)	Life insurance and accidental death and dismemberment premiums paid by the company (available to the company’s associates generally): Mr. Butler, $1,080; Mr. Reidy $880; Mr. Rodriguez, $810; Ms. Lee, $770; and Mr. Anenen, $689.

(2)	Gross-up for relocation expense (available to all participants in the relocation program).

(3)	Pursuant to the provisions of his employment agreement, Mr. Butler has an annual perquisite allowance of $125,000, which he used in fiscal year 2011 to fully reimburse the company for his personal use of aircraft chartered by the company and the incremental cost to the company of his personal use of aircraft owned by the company. Personal use of the aircraft benefit is valued at the actual incremental cost to the company of providing the benefit to the executive. With respect to the aircraft chartered by the company, the incremental cost is the contracted per-hour cost, including empty aircraft positioning costs, plus any fuel surcharges, additional catering or landing fees, taxes and segment fees. With respect to the aircraft owned by the company, the incremental cost is calculated by multiplying the personal flight time, including empty aircraft positioning time, by the aircraft’s hourly variable operating cost. Variable operating cost includes maintenance, fuel, cleaning, landing fees, flight fees, catering, and crew traveling expenses, including hotels, meals and transportation. Since the aircraft owned by the company is primarily used for business travel, we do not include the fixed costs that do not change based on usage, such as crew salaries as well as hangar, insurance and management fees.

(4)	Reflects matching charitable contributions made by the ADP Foundation in an amount not to exceed $20,000 in a calendar year in respect of any given named executive officer’s charitable contributions for that calendar year. Amounts may exceed $20,000 because, while matching charitable contributions are limited to $20,000 in a calendar year, this table reflects matching charitable contributions for the fiscal year ended June 30, 2011.

GRANTS OF PLAN-BASED AWARDS TABLE FOR FISCAL YEAR 2011

										All Other	All Other
										Stock	Option		Grant Date
							Estimated Future Payouts			Awards:	Awards:	Exercise or	Fair
			Plan	Estimated Future Payouts Under			Under Equity Incentive Plan			Number of	Number of	Base Price	Value of
		Date of	Under Which	Non-Equity Incentive Plan Awards			Awards			Shares of	Securities	of Option	Stock
	Grant	Corporate	Grant Was	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock	Underlying	Awards	and Option
Name	Date	Action	Made	$	$	$	#	#	#	or Units #	Options #	($/Share)	Awards $
(a)	(b)	(bb)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Gary C. Butler	—		Cash Bonus	$0	$1,600,000	$3,200,000
	10/1/2010	9/23/2010	PBRS				0	60,000	90,000				$2,436,000
	8/9/2010	8/9/2010	Stock Options								200,000	$41.77	$1,274,000

Christopher R. Reidy	—		Cash Bonus	$0	$434,900	$759,000
	10/1/2010	9/23/2010	PBRS				0	13,000	19,500				$527,800
	2/8/2011	2/8/2011	Stock Options								20,000	$49.52	$170,800

Carlos A. Rodriguez	—		Cash Bonus	$0	$400,000	$700,000
	10/1/2010	9/23/2010	PBRS				0	12,000	18,000				$487,200
	2/8/2011	2/8/2011	Stock Options								20,000	$49.52	$170,800

Regina R. Lee	—		Cash Bonus	$0	$380,000	$665,000
	10/1/2010	9/23/2010	PBRS				0	12,000	18,000				$487,200
	2/8/2011	2/8/2011	Stock Options								20,000	$49.52	$170,800

Steven J. Anenen	—		Cash Bonus	$0	$298,000	$521,500
	10/1/2010	9/23/2010	PBRS				0	8,500	12,750				$345,100
	2/8/2011	2/8/2011	Stock Options								15,000	$49.52	$128,100

     In the foregoing Grants of Plan-Based Awards Table, PBRS refers to our one-year performance-based restricted stock program under our 2008 Omnibus Award Plan. Stock options were also granted under the company’s 2008 Omnibus Award Plan.

     The grant dates shown in column (b) of the table were determined pursuant FASB ASC Topic 718. Column (bb) of the table shows the actual dates on which our compensation committee set target award amounts under the one-year performance-based restricted stock program and granted stock options.

     In determining the foregoing awards and grants, we took into account the employment agreements with Messrs. Butler and Reidy, which are summarized below.

     We computed the grant date fair value of each restricted stock award and option grant shown in column (l) in accordance with FASB ASC Topic 718, disregarding estimates of forfeitures related to service-based vesting conditions. For additional information about the assumptions used in these calculations, see Note 14 to our audited consolidated financial statements for the fiscal year ended June 30, 2011 included in our annual report on Form 10-K for the fiscal year ended June 30, 2011.

Mr. Butler Employment Agreement

     Mr. Butler entered into an employment agreement with the company on June 28, 2006. The agreement provides for successive one-year terms beginning on August 31, 2006 unless terminated by the company or Mr. Butler at least six months before the end of the applicable one-year term.

     Mr. Butler’s annual base salary is at least $850,000, and his annual target bonus is at least $1,200,000. The actual bonus paid to Mr. Butler is based upon his accomplishment of pre-established performance goals established by the compensation committee. If the performance goals established by the compensation committee under the applicable performance-based restricted stock program have been achieved at the 100% target level, the company will issue Mr. Butler at least 32,000 shares of restricted stock. If the performance goals for any such program are exceeded or are not achieved, the number of shares of restricted stock issued to Mr. Butler will be increased or decreased, as appropriate.

     Pursuant to the employment agreement, Mr. Butler received a one-time stock option grant of 150,000 shares of common stock on July 1, 2006. In addition, Mr. Butler will be granted stock options for a minimum of 200,000 shares of common stock each fiscal year during the term of the employment agreement. Subject to the attainment of any pre-established performance goals that may be set by the compensation committee (in its sole discretion), each stock option will vest in five equal annual installments of 20% each, commencing one year after the applicable grant date.

     The company will pay Mr. Butler a perquisite allowance of $125,000 each fiscal year. The salary, bonus, stock and other arrangements for Mr. Butler will be reviewed annually by the compensation committee and may be increased in its sole discretion. Mr. Butler is also entitled to participate in all of the company’s then current pension, 401(k), medical and health, life, accident, disability and other insurance programs, stock purchase and other plans and arrangements (including all policies relating to the exercise of stock options following a person’s retirement from, or cessation of employment with, the company) that are generally available to other senior executives of the company.

     Mr. Butler’s employment agreement also contains provisions related to change in control or termination, which are summarized below under “Potential Payments to Named Executive Officers Upon Termination or Change In Control.”

Mr. Reidy Employment Agreement

     Mr. Reidy entered into an employment agreement with the company on August 1, 2006. Mr. Reidy’s annual base salary is at least $500,000, and his annual target bonus is at least $400,000. The actual bonus paid to Mr. Reidy is based upon his accomplishment of pre-established performance goals established by the compensation committee. If the performance goals established by the compensation committee under the applicable performance-based restricted stock program have been achieved at the 100% target level, the company will issue Mr. Reidy 13,000 shares of restricted stock. If the performance goals for any such program are exceeded or are not achieved, the number of shares of restricted stock issued to Mr. Reidy will be increased or decreased, as appropriate. Commencing in January 2008, Mr. Reidy will be granted stock options for a minimum of 20,000 shares of common stock each fiscal year during the term of the employment agreement.

     Mr. Reidy’s employment agreement also contains provisions related to his involuntary termination from the company, which are summarized below under “Potential Payments to Named Executive Officers Upon Termination or Change In Control.”

Restricted Stock

     We currently grant restricted stock under our 2008 Omnibus Award Plan. Restricted stock awards granted in connection with our performance-based restricted stock program vest six months following issuance. Other restricted stock awards vest over periods determined by our compensation committee. Holders of shares of restricted stock are entitled to receive dividends paid on their restricted shares.

     Beginning in February 2009, restricted stock awards under our 2008 Omnibus Award Plan allow the compensation committee to cause a recipient’s award to be forfeited, and to require the recipient to pay to us any gain realized on the award (the fair market value, on the applicable vesting date, of the shares delivered to the participant), if the recipient engages in an activity that is in conflict with or adverse to our interests, including but not limited to fraud or conduct contributing to any financial restatements or irregularities, or if the recipient violates a restrictive covenant.

Stock Options

     We currently grant stock options under our 2008 Omnibus Award Plan with an exercise price equal to our closing stock price on the date of grant, although options outstanding under our 2000 Stock Option Plan have an exercise price equal to the average of the high and the low sales prices of our stock on the day of grant. Stock options have a term of up to ten years from the date of grant. No option may be exercised after the expiration of its ten-year term.

     Stock options granted in April 2008 and thereafter generally vest over four years. Options granted prior to April 2008 generally vest over a five-year period, beginning on the second anniversary of the grant date (for all key executives of the company, including the named executive officers other than Mr. Butler, whose options started vesting on the first anniversary of the grant date), or the first anniversary of the grant date (for all other optionholders).

     Stock options granted under our 2008 Omnibus Award Plan become fully vested and exercisable upon the death or disability of an optionholder who (i) is an active employee, (ii) satisfied the company’s retirement criteria and retired on or after age 55 with ten years of service (Normal Retirement) or (iii) retired in the previous twelve months on or after age 55 with between five and ten years of service with the company and its subsidiaries. Stock options will continue to vest following a Normal Retirement that occurs after the first anniversary of an option’s grant date.

    Vested options granted under our 2008 Omnibus Award Plan may generally be exercised for up to 60 days following an optionholder’s termination of employment with the company, provided that:
  optionholders who retire on or after Normal Retirement will have up to 37 months following retirement to exercise their vested options (subject to extension in the case of subsequent death);

  optionholders who retire on or after age 55 with between five and ten years of service will have up to twelve months following retirement to exercise their vested options (subject to extension in the case of subsequent death);

  optionholders who die or become disabled on or after eligibility for Normal Retirement will have up to 36 months following their death or disability to exercise their vested options (subject to extension in the case of subsequent death following a disability); and

  optionholders who were not eligible for Normal Retirement on the date of death or disability will have up to twelve months following their death or disability to exercise their vested options (subject to extension in the case of subsequent death following a disability).
     Beginning in February 2009, stock option awards under our 2008 Omnibus Award Plan allow the compensation committee to cause a recipient’s award to be forfeited, and to require the recipient to pay to us any option gain, if the recipient engages in an activity that is in conflict with or adverse to our interests, including but not limited to fraud or conduct contributing to any financial restatements or irregularities, or if the recipient violates a restrictive covenant.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2011
	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market
								Awards:	or Payout
								Number of	Value of
							Market	Unearned	Unearned
		Number of	Number of			Number	Value of	Shares,	Shares,
		Securities	Securities			of Shares	Shares or	Units or	Units or
		Underlying	Underlying			or Units of	Units of	Other	Other
		Unexercised	Unexercised	Option		Stock That	Stock That	Rights	Rights That
		Options (#)	Options (#)	Exercise	Option	Have Not	Have Not	That Have	Have Not
	Grant	(Exercisable)	(Unexercisable)	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Date (1)	(2)	(2)	($) (2)	Date	(#)	($) (3)	(#)	($)
(a)		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
Gary C. Butler	7/22/2002	87,689		$29.38	7/21/2012
	8/12/2002	109,750		$33.58	8/11/2012
	8/11/2003	219,499		$34.45	8/10/2013
	8/11/2004	98,775		$35.56	8/10/2014
	8/11/2005	87,800	21,950	$40.51	8/10/2015
	7/1/2006	307,300	76,825	$41.50	6/30/2016
	8/9/2007	120,000	80,000	$47.55	8/8/2017
	8/14/2008	112,500	112,500	$45.34	8/13/2018
	8/13/2009	56,250	168,750	$38.74	8/12/2019
	8/9/2010		200,000	$41.77	8/8/2020
	9/1/2011					75,000	$3,951,000

Christopher R. Reidy	10/2/2006	49,387	32,925	$42.98	10/1/2016
	1/31/2008	8,000	12,000	$40.28	1/30/2018
	2/10/2009	10,000	10,000	$37.58	2/9/2019
	2/9/2010	5,000	15,000	$40.70	2/8/2020
	2/8/2011		20,000	$49.52	2/7/2021
	4/30/2008					6,000	$316,080
	2/10/2009					5,000	$263,400
	9/1/2011					16,250	$856,050

Carlos A. Rodriguez	1/27/2006		2,195	$40.70	1/26/2016
	1/26/2007		5,268	$42.94	1/25/2017
	4/25/2007	6,000	24,000	$44.91	4/24/2017
	1/31/2008		10,200	$40.28	1/30/2018
	2/10/2009		8,500	$37.58	2/9/2019
	2/9/2010	4,250	12,750	$40.70	2/8/2020
	2/8/2011		20,000	$49.52	2/7/2021
	4/25/2007					5,000	$263,400
	4/30/2008					12,000	$632,160
	2/10/2009					8,500	$447,780
	3/3/2010					4,500	$237,060
	9/1/2011					15,000	$790,200

Regina R. Lee	9/21/2001	2,496		$39.64	9/20/2011
	5/6/2002	12,072		$45.84	5/6/2012
	7/22/2002	5,487		$29.38	7/21/2012
	5/13/2003	12,072		$31.28	5/12/2013
	11/11/2003	6,585		$35.74	11/10/2013
	5/11/2004	12,072		$42.30	5/10/2014
	1/27/2005	10,975		$39.40	1/26/2015

	Option Awards					Stock Awards
									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market
								Awards:	or Payout
								Number of	Value of
							Market	Unearned	Unearned
		Number of	Number of			Number	Value of	Shares,	Shares,
		Securities	Securities			of Shares	Shares or	Units or	Units or
		Underlying	Underlying			or Units of	Units of	Other	Other
		Unexercised	Unexercised	Option		Stock That	Stock That	Rights	Rights That
		Options (#)	Options (#)	Exercise	Option	Have Not	Have Not	That Have	Have Not
	Grant	(Exercisable)	(Unexercisable)	Price	Expiration	Vested	Vested	Not Vested	Vested
Name	Date (1)	(2)	(2)	($) (2)	Date	(#)	($) (3)	(#)	($)
(a)		(b)	(c)	(e)	(f)	(g)	(h)	(i)	(j)
	1/27/2006	10,536	2,634	$40.70	1/26/2016
	1/26/2007	11,194	7,463	$42.94	1/25/2017
	4/25/2007	6,000	24,000	$44.91	4/24/2017
	1/31/2008	6,800	10,200	$40.28	1/30/2018
	2/10/2009	8,500	8,500	$37.58	2/9/2019
	2/9/2010	4,250	12,750	$40.70	2/8/2020
	2/8/2011		20,000	$49.52	2/7/2021
	4/25/2007					5,000	$263,400
	4/30/2008					12,000	$632,160
	2/10/2009					8,500	$447,780
	3/3/2010					4,500	$237,060
	9/1/2011					15,000	$790,200

Steven J. Anenen	10/22/2001	13,170		$44.96	10/21/2011
	11/12/2002	13,170		$38.65	11/11/2012
	11/11/2003	19,755		$35.74	11/10/2013
	1/27/2005	18,657		$39.40	1/26/2015
	1/27/2006	14,925	3,732	$40.70	1/26/2016
	1/26/2007	11,194	7,463	$42.94	1/25/2017
	1/31/2008	6,800	10,200	$40.28	1/30/2018
	2/10/2009	8,500	8,500	$37.58	2/9/2019
	2/9/2010	4,250	12,750	$40.70	2/8/2020
	2/8/2011		15,000	$49.52	2/7/2021
	4/30/2008					8,000	$421,440
	2/10/2009					6,000	$316,080
	9/1/2011					10,625	$559,725
____________________
(1)	We have included in the table awards under our one-year performance-based restricted stock program for fiscal year 2011. Such awards were formally made on September 1, 2011.

(2)	The option awards and exercise price of options granted prior to March 30, 2007 have been adjusted to reflect the spin-off of our former Brokerage Services Group business on March 30, 2007.

(3)	Market value based on June 30, 2011 closing price of our common stock of $52.68 share.

OUTSTANDING EQUITY VESTING SCHEDULE FOR FISCAL YEAR-END 2011

	Option Awards		Stock Awards
Grant or
	Grant Date	Vesting from Grant Date	Award Date	Vesting Schedule
Gary C. Butler	7/22/2002	20% vested on 7/22/2003	9/1/2011	Stock will vest six months after grant date.
20% vested on 7/22/2004
20% vested on 7/22/2005
20% vested on 7/22/2006
20% vested on 7/22/2007
	7/22/2002	100% vested on 9/1/2003
	8/12/2002	40% vested on 8/12/2004
20% vested on 8/12/2005
20% vested on 8/12/2006
20% vested on 8/12/2007
	8/11/2003	20% vested on 8/11/2005
20% vested on 8/11/2006
20% vested on 8/11/2007
20% vested on 8/11/2008
20% vested on 8/11/2009
	8/11/2004	20% vested on 8/11/2006
20% vested on 8/11/2007
20% vested on 8/11/2008
20% vested on 8/11/2009
20% vested on 8/11/2010
	8/11/2005	20% vested on 8/11/2007
20% vested on 8/11/2008
20% vested on 8/11/2009
20% vested on 8/11/2010
20% vested on 8/11/2011
	7/1/2006	20% vested on 7/1/2007
20% vested on 7/1/2008
20% vested on 7/1/2009
20% vested on 7/1/2010
20% vested on 7/1/2011
	8/9/2007	20% vested on 8/9/2008
20% vested on 8/9/2009
20% vested on 8/9/2010
20% vested on 8/9/2011
20% vests on 8/9/2012
	8/14/2008	25% vested on 8/14/2009
25% vested on 8/14/2010
25% vested on 8/14/2011
25% vests on 8/14/2012
	8/13/2009	25% vested on 8/13/2010
25% vested on 8/13/2011
25% vests on 8/13/2012
25% vests on 8/13/2013
	8/9/2010	25% vested on 8/9/2011
25% vests on 8/9/2012
25% vests on 8/9/2013
25% vests on 8/9/2014

Christopher R. Reidy	10/2/2006	20% vested on 10/2/2008	4/30/2008	50% vests on 4/30/2012
		20% vested on 10/2/2009		50% vests on 4/30/2013
		20% vested on 10/2/2010	2/10/2009	20% vests 2/10/2013
		20% vests on 10/2/2011		80% vests 2/10/2014
		20% vests on 10/2/2012	9/1/2011	Stock will vest six months after grant date.

	Option Awards		Stock Awards
Grant or
	Grant Date	Vesting from Grant Date	Award Date	Vesting Schedule
	1/31/2008	20% vested on 1/31/2010
20% vested on 1/31/2011
20% vests on 1/31/2012
20% vests on 1/31/2013
20% vests on 1/31/2014
	2/10/2009	25% vested on 2/10/2010
25% vested on 2/10/2011
25% vests on 2/10/2012
25% vests on 2/10/2013
	2/9/2010	25% vested on 2/9/2011
25% vests on 2/9/2012
25% vests on 2/9/2013
25% vests on 2/9/2014
	2/8/2011	25% vests on 2/8/2012
25% vests on 2/8/2013
25% vests on 2/8/2014
25% vests on 2/8/2015

Carlos A. Rodriguez	1/27/2006	20% vested on 1/27/2008	4/25/2007	50% vested on 1/1/2011
		20% vested on 1/27/2009		25% vests on 1/1/2012
		20% vested on 1/27/2010		25% vests on 1/1/2013
		20% vested on 1/27/2011	4/30/2008	50% vests on 4/30/2012
		20% vests on 1/27/2012		50% vests on 4/30/2013
			2/10/2009	100% vests on 2/10/2014
	1/26/2007	20% vested on 1/26/2009	3/3/2010	53% vested on 3/3/2011
		20% vested on 1/26/2010		16% vests on 3/3/2012
		20% vests on 1/26/2011		16% vests on 3/3/2013
		20% vests on 1/26/2012		15% vests on 3/3/2014
		20% vests on 1/26/2013	9/1/2011	Stock will vest six months after grant date.
	4/25/2007	20% vested on 4/25/2011
40% vests on 4/25/2012
40% vests on 4/25/2013
	1/31/2008	20% vested on 1/31/2010
20% vested on 1/31/2011
20% vests on 1/31/2012
20% vests on 1/31/2013
20% vests on 1/31/2014
	2/10/2009	25% vested on 2/10/2010
25% vested on 2/10/2011
25% vests on 2/10/2012
25% vests on 2/10/2013
	2/9/2010	25% vested on 2/9/2011
25% vests on 2/9/2012
25% vests on 2/9/2013
25% vests on 2/9/2014
	2/8/2011	25% vests on 2/8/2012
25% vests on 2/8/2013
25% vests on 2/8/2014
25% vests on 2/8/2015

Regina R. Lee	9/21/2001	100% vested on 9/1/2002	4/25/2007	50% vested on 1/1/2011
	5/6/2002	20% vested on 5/6/2003		25% vests on 1/1/2012
		20% vested on 5/6/2004		25% vests on 1/1/2013
		20% vested on 5/6/2005	4/30/2008	50% vests on 4/30/2012
		20% vested on 5/6/2006		50% vests on 4/30/2013
		20% vested on 5/6/2007	2/10/2009	100% vests on 2/10/2014

Option Awards		Stock Awards
Grant or
Grant Date	Vesting from Grant Date	Award Date	Vesting Schedule
7/22/2002	20% vested on 7/22/2003	3/3/2010	53% vested on 3/3/2011
	20% vested on 7/22/2004		16% vests on 3/3/2012
	20% vested on 7/22/2005		16% vests on 3/3/2013
	20% vested on 7/22/2006		15% vests on 3/3/2014
	20% vested on 7/22/2007	9/1/2011	Stock will vest six months after grant date.
5/13/2003	20% vested on 5/13/2004
20% vested on 5/13/2005
20% vested on 5/13/2006
20% vested on 5/13/2007
20% vested on 5/13/2008
11/11/2003	20% vested on 11/11/2004
20% vested on 11/11/2005
20% vested on 11/11/2006
20% vested on 11/11/2007
20% vested on 11/11/2008
5/11/2004	20% vested on 5/11/2005
20% vested on 5/11/2006
20% vested on 5/11/2007
20% vested on 5/11/2008
20% vested on 5/11/2009
1/27/2005	20% vested on 1/27/2007
20% vested on 1/27/2008
20% vested on 1/27/2009
20% vested on 1/27/2010
20% vested on 1/27/2011
1/27/2006	20% vested on 1/27/2008
20% vested on 1/27/2009
20% vested on 1/27/2010
20% vested on 1/27/2011
20% vests on 1/27/2012
1/26/2007	20% vested on 1/26/2009
20% vested on 1/26/2010
20% vested on 1/26/2011
20% vests on 1/26/2012
20% vests on 1/26/2013
4/25/2007	20% vested on 4/25/2011
40% vests on 4/25/2012
40% vests on 4/25/2013
1/31/2008	20% vested on 1/31/2010
20% vested on 1/31/2011
20% vests on 1/31/2012
20% vests on 1/31/2013
20% vests on 1/31/2014
2/10/2009	25% vested on 2/10/2010
25% vested on 2/10/2011
25% vests on 2/10/2012
25% vests on 2/10/2013
2/9/2010	25% vested on 2/9/2011
25% vests on 2/9/2012
25% vests on 2/9/2013
25% vests on 2/9/2014
2/8/2011	25% vests on 2/8/2012
25% vests on 2/8/2013
25% vests on 2/8/2014
25% vests on 2/8/2015

	Option Awards		Stock Awards
Grant or
	Grant Date	Vesting from Grant Date	Award Date	Vesting Schedule
Steven J. Anenen	10/22/2001	20% vested on 10/22/2002	4/30/2008	50% vests on 4/30/2012
		20% vested on 10/22/2003		50% vests on 4/30/2013
		20% vested on 10/22/2004	2/10/2009	17% vests on 2/10/2013
		20% vested on 10/22/2005		83% vests on 2/10/2014
		20% vested on 10/22/2006	9/1/2011	Stock will vest six months after grant date.
	10/12/2002	20% vested on 11/12/2004
20% vested on 11/12/2005
20% vested on 11/12/2006
20% vested on 11/12/2007
20% vested on 11/12/2008
	11/11/2003	20% vested on 11/11/2005
20% vested on 11/11/2006
20% vested on 11/11/2007
20% vested on 11/11/2008
20% vested on 11/11/2009
	1/27/2005	20% vested on 1/27/2007
20% vested on 1/27/2008
20% vested on 1/27/2009
20% vested on 1/27/2010
20% vested on 1/27/2011
	1/27/2006	20% vested on 1/27/2008
20% vested on 1/27/2009
20% vested on 1/27/2010
20% vested on 1/27/2011
20% vests on 1/27/2012
	1/26/2007	20% vested on 1/26/2009
20% vested on 1/26/2010
20% vested on 1/26/2011
20% vests on 1/26/2012
20% vests on 1/26/2013
	1/31/2008	20% vested on 1/31/2010
20% vested on 1/31/2011
20% vests on 1/31/2012
20% vests on 1/31/2013
20% vests on 1/31/2014
	2/10/2009	25% vested on 2/10/2010
25% vested on 2/10/2011
25% vests on 2/10/2012
25% vests on 2/10/2013
	2/9/2010	25% vested on 2/9/2011
25% vests on 2/9/2012
25% vests on 2/9/2013
25% vests on 2/9/2014
	2/8/2011	25% vests on 2/8/2012
25% vests on 2/8/2013
25% vests on 2/8/2014
25% vests on 2/8/2015

OPTION EXERCISES AND STOCK VESTED TABLE FOR FISCAL YEAR 2011

	Option Awards		Stock Awards
	Number		Number
	of Shares	Value	of Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise (#)	Exercise ($)	Vesting (#)	Vesting ($)
(a)	(b)	(c)	(d)	(e)
Gary C. Butler(1)	118,530	$1,193,504	39,100	$1,931,149
Christopher R. Reidy(2)	0	$0	11,960	$590,704
Carlos A. Rodriguez(3)	100,562	$961,872	18,280	$892,999
Regina R. Lee(4)	13,170	$29,089	18,280	$892,999
Steven J. Anenen(5)	0	$0	7,360	$363,510
____________________
(1)	Mr. Butler exercised options to purchase 118,530 shares on May 9, 2011 with a weighted average exercise price of $43.74 and a market price of $53.81. He acquired 39,100 shares with a market price of $49.39 on March 1, 2011 upon lapse of restrictions.

(2)	Mr. Reidy acquired 11,960 shares with a market price of $49.39 on March 1, 2011 upon lapse of restrictions.

(3)	Mr. Rodriguez exercised options to purchase 15,681 shares on March 3, 2011 with a weighted average exercise price of $46.76 and a market price of $50.38, and options to purchase 84,881 shares on March 8, 2011 with a weighted average exercise price of $40.24 and a market price of $50.91. He acquired 5,000 shares with a market price of $46.28 on January 1, 2011, 8,280 shares with a market price of $49.39 on March 1, 2011, and 5,000 shares with a market price of $50.53 on March 3, 2011, each upon lapse of restrictions.

(4)	Ms. Lee exercised options to purchase 13,170 shares on March 4, 2011 with an exercise price of $48.12 and a market price of $50.33. She acquired 5,000 shares with a market price of $46.28 on January 1, 2011, 8,280 shares with a market price of $49.39 on March 1, 2011, and 5,000 shares with a market price of $50.53 on March 3, 2011, each upon lapse of restrictions.

(5)	Mr. Anenen acquired 7,360 shares with a market price of $49.39 on March 1, 2011 upon lapse of restrictions.

PENSION BENEFITS FOR FISCAL YEAR 2011

		Number of	Present Value	Payments
		Years Credited	of Accumulated	During Last
Name	Plan Name	Service(1)	Benefit(2)(3)(4)	Fiscal Year
(a)	(b)	(c)	(d)	(e)
Gary C. Butler	Automatic Data Processing, Inc.	35.50	$2,671,257	$0
	Pension Retirement Plan
	Supplemental Officers	20.00	$9,874,815	$0
	Retirement Plan
Christopher R. Reidy	Automatic Data Processing, Inc.	3.50	$27,552	$0
	Pension Retirement Plan
	Supplemental Officers	4.66	$760,993	$0
	Retirement Plan
Carlos A. Rodriguez	Automatic Data Processing, Inc.	10.50	$82,673	$0
	Pension Retirement Plan
	Supplemental Officers	8.08	$499,794	$0
	Retirement Plan
Regina R. Lee	Automatic Data Processing, Inc.	28.50	$259,314	$0
	Pension Retirement Plan
	Supplemental Officers	6.58	$809,439	$0
	Retirement Plan
Steven J. Anenen	Automatic Data Processing, Inc.	34.50	$351,012	$0
	Pension Retirement Plan
	Supplemental Officers	12.08	$1,575,666	$0
	Retirement Plan
____________________
(1)	Consists of the number of years of service credited as of June 30, 2011 for the purpose of determining benefit service under the applicable pension plan. Credited service is defined in the Supplemental Officers Retirement Plan as the number of months elapsed from the later of a participant’s entry into the plan and January 1, 1989 and subject, in the case of vesting, to a schedule set forth in the Supplemental Officers Retirement Plan. Executives must be selected for participation in the Supplemental Officers Retirement Plan. Credited service under the Pension Retirement Plan is defined as elapsed time of employment with the company starting on January 1 following the completion of six months of service.

(2)	The Pension Retirement Plan and Supplemental Officers Retirement Plan provide benefits in the form of a lump sum and/or an annuity. We calculated a present value of the executive’s benefit using an interest crediting rate, a discount rate and a mortality assumption. We calculated the actuarial present values of accumulated benefits as of June 30, 2011 under the Pension Retirement Plan and the Supplemental Officers Retirement Plan using the RP-2000 white collar mortality table (projected to 2018) and a 5.40% discount rate. For the Pension Retirement Plan only, we also used a 3.90% interest crediting rate.

(3)	Cash balances under the Pension Retirement Plan are included in the present values shown for the Pension Retirement Plan in column (d) and, at June 30, 2011 are as follows: Mr. Butler, $398,816; Mr. Reidy, $31,995; Mr. Rodriguez, $107,161; Ms. Lee, $286,203; and Mr. Anenen, $345,799.

(4)	The present values of accumulated benefits for the Pension Retirement Plan and the Supplemental Officers Retirement Plan were determined as of the normal retirement age, i.e., 65.

Automatic Data Processing, Inc. Pension Retirement Plan

     The Pension Retirement Plan is a tax-qualified defined benefit plan covering substantially all U.S. employees of the company. Under the Pension Retirement Plan, the company credits participants’ notional accounts with annual contributions, which are determined based upon base salary and years of service. The contributions range from 2.1% to 10% of base salary and the accounts earn interest based upon the ten-year U.S. Treasury constant maturity rates. Compensation used to determine the benefits in any given year is limited to calendar year base salary up to the Internal Revenue Service compensation limit in effect for the plan year. A participant must have three years of service to receive any benefit.

Supplemental Officers Retirement Plan

     The company sponsors a Supplemental Officers Retirement Plan, which is a non-qualified defined benefit plan that pays a lump sum and/or an annuity upon retirement. Eligible participants include the named executive officers and other officers of the company with titles of corporate vice president and above.

     On August 14, 2008, our board approved amendments to the Supplemental Officers Retirement Plan. These amendments included changes to the Supplemental Officers Retirement Plan benefits formula and the early retirement factors, in each case, used for any active employee not already earning a benefit by January 1, 2008 or any participant who had not attained age 50 by January 1, 2009 (we refer to such participants as “non-grandfathered participants,” and to all other participants as “grandfathered participants”), as well as changes relating to the forms of benefit available for all current and future participants.

     On November 10, 2009, our board approved additional amendments effective January 1, 2010 to (1) exclude performance-based restricted stock awards from the definition of final average compensation of grandfathered participants, (2) change the formulas used to compute benefits for grandfathered participants after 2009, (3) provide that for both benefit accrual and vesting credit, service will be determined based on the number of months elapsed from the later of a participant’s entry into the plan and January 1, 1989 and subject, in the case of vesting, to a schedule set forth in the Supplemental Officers Retirement Plan and (4) provide that effective after December 31, 2009, our chief executive officer will no longer be able to grant service credit in his discretion to Supplemental Officers Retirement Plan participants who are involuntarily terminated or who receive severance from the company.

     All participants must have at least five years of service to receive any benefit under the Supplemental Officers Retirement Plan. After ten years of service, a participant will qualify for the full annual benefit. We refer to the percentage of the benefit that has been earned by a participant as the “vested percentage”. The vested percentage is determined using a schedule set forth in the Supplemental Officers Retirement Plan.

     Supplemental Officers Retirement Plan benefits begin on the earliest of (i) the later of attainment of age 60 and the first day of the seventh month following separation from service, (ii) disability or (iii) death. Participants can receive their benefits in the form of a single life annuity, a 25%, 50%, 75% or 100% joint and survivor annuity with a beneficiary, or a ten year certain and life annuity. Subject to rules required under Section 409A of the Internal Revenue Code, participants may generally also elect to have either 25% or 50% of their benefits paid in a single lump sum. A participant who terminates employment by reason of disability is eligible to receive an unreduced benefit payable as of the participant’s termination. Upon the death of a participant, the participant’s surviving spouse or other designated beneficiary is eligible to receive a 50% survivor benefit, payable as a life annuity, or if elected, a guaranteed payment for 120 months only. Under certain circumstances, annual benefits are subject to reduction for payments from social security, the Pension Retirement Plan and the Retirement and Savings Plan, and any retirement benefits from a former or subsequent employer of the participant.

     For grandfathered participants, prior to January 1, 2010, the amount of the annual benefit is determined by taking the average annual compensation of a participant for the five full consecutive calendar years during which he or she received the highest amount of compensation (we refer to such average annual compensation as “final average annual pay”), and then multiplying that amount by a factor of 1.5%, the number of years of service and his or her vested percentage. The maximum annual plan benefit which may be paid to grandfathered participants was limited to 25% of a participant’s final average annual pay (which we express as a maximum service period of 16.67 years).

     Since January 1, 2010, the following formulas are used to determine the Supplemental Officers Retirement Plan benefits of Messrs. Butler, Reidy and Anenen and Ms. Lee, who are grandfathered participants:
  Mr. Butler – the product of (i) Mr. Butler’s final average annual pay, (ii) future service period up to 20 years, (iii) 1.95% and (iv) his vested percentage. Mr. Butler’s annual plan benefit cannot exceed 39% of his final average annual pay.

  Messrs. Reidy and Anenen and Ms. Lee – the product of (i) the participant’s final average annual pay, (ii) future service period up to 18.75 years, (ii) 2.4% and (iv) the participant’s vested percentage. The annual plan benefit for each of Mr. Reidy and Ms. Lee cannot exceed 45% of the participant’s final average annual pay.
     A grandfathered participant’s benefit under the Supplemental Officers Retirement Plan will not be less than the participant’s benefit determined as of December 31, 2009, taking into account the participant’s actual vesting service through the date of his or her termination of employment.

     Early retirement benefits for grandfathered participants will be calculated using the factors applicable to participants who are not grandfathered participants, except when determining the protected early retirement benefit accrued as of December 31, 2009.

     For grandfathered participants, compensation covered under the Supplemental Officers Retirement Plan includes base salary and bonus amounts (paid or deferred) and, for periods before January 1, 2010, compensation realized from restricted stock vesting during the fiscal year. A grandfathered participant whose benefit payments begin before the first day of the month on or after the participant’s 65th birthday will receive payments which are reduced at a rate of 5/12 of 1% per month for each full month by which the participant’s benefit commencement precedes the participant’s 65th birthday.

     For non-grandfathered participants the amount of the annual benefit is determined by taking such participant’s final average annual pay, and then multiplying that amount by a factor of 2%, the number of years of service (up to 20 years), and his or her vested percentage. For non-grandfathered participants with more than 20 years of service only, added to that first amount will be an amount equal to such participant’s final average annual pay, multiplied by 1%, up to five additional years of service, and his or her vested percentage. Final average annual pay for non-grandfathered participants will be based on salary, bonuses, and incentive payment awards, excluding restricted stock and other stock-based awards. The maximum annual plan benefit which may be paid to non-grandfathered participants will be limited to 45% of a participant’s final average annual pay. A non-grandfathered participant whose benefit payments begin before the first day of the month on or after the participant’s 65th birthday will receive payments which are reduced at a rate of 4/12 of 1% per month for each month (up to 36 months) by which the participant’s benefit commencement precedes the participant’s 65th birthday, and, if applicable, further reduced at a rate of 5/12 of 1% for each month by which the benefit commencement precedes the participant’s 62nd birthday. Non-grandfathered participants cannot receive a benefit less than the benefit they had accrued on December 31, 2008 under the formula applicable to grandfathered participants.

     If any participant within 24 months after his or her employment terminates violates the non-competition provisions of any agreement such participant has entered into with the company, such participant will forfeit all of his or her benefits under the Supplemental Officers Retirement Plan.

NON-QUALIFIED DEFERRED COMPENSATION FOR FISCAL YEAR 2011

	Executive	Aggregate	Aggregate
	Contributions in	Earnings in	Balance at
Name	2011(1) ($)	2011(2) ($)	June 30, 2011(3) ($)
(a)	(b)	(d)	(f)
Gary C. Butler	$2,020,000	$198,789	$8,342,723
Christopher R. Reidy	$0	$0	$0
Carlos A. Rodriguez	$0	$57,880	$402,918
Regina R. Lee	$0	$0	$0
Steven J. Anenen	$181,150	$107,334	$1,171,726
____________________
(1)	The amounts listed in column (b) reflect 100% and 50% of the annual bonuses for fiscal year 2010 that were payable in fiscal year 2011, but which were deferred by Messrs. Butler and Anenen, respectively; the amount for Mr. Butler was reported as compensation in the Summary Compensation Table for fiscal year 2010. In addition, 100% and 50% of the annual bonuses earned for fiscal year 2011 by Messrs. Butler ($2,487,000) and Anenen ($226,650), respectively, that were paid in August 2011 were also deferred by Messrs. Butler and Anenen; these amounts were reported as compensation in the Summary Compensation Table for fiscal year 2011. As the amounts in respect of the fiscal year 2011 bonuses were not deferred until after we concluded fiscal year 2011, such amounts are not included in columns (b) and (f).

(2)	The earnings amounts are not reported as compensation in fiscal year 2011 in the Summary Compensation Table.

(3)	The following amount was previously reported as compensation in the Summary Compensation Table for previous years: Mr. Butler, $7,650,000.

Deferred Compensation Plan

     Under the ADP Deferred Compensation Plan, all U.S. executives of the company (including the named executive officers) can defer up to 100% of their annual cash bonuses into a deferred compensation account. They can choose two investment options for their deferrals: a fixed income fund or a fund designed to track the performance of the Standard & Poor’s index of 500 leading U.S. companies. The fixed fund rate is adjusted each fiscal year. For fiscal year 2011, the fixed fund rate was 2.50%. The company does not match deferrals by its named executive officers or otherwise contribute any amounts to the named executive officers’ deferred compensation accounts.

     The program does not allow changes to the investment fund choice once the annual deferral is made to the account. Each participant has the option of making a one-time election changing the timing and/or the form of distributions from his or her account. Any such change is required to comply with the “redeferral rules” in effect under Section 409A of the Internal Revenue Code and may only be used to delay the timing and/or change the number of payments to be received.

     Participants may elect to receive payments of their deferred funds and matching contributions either in a lump sum payment or in installments. However, in the event of death, disability or termination of employment prior to age 65 or age 55 with 10 years of service, payments are made in a lump sum regardless of a participant’s election. Deferred funds and the earnings on such deferrals made for fiscal year 2005 and later may be distributed to a participant following separation from service only after a six-month delay. Distributions are subject to federal, state and local income taxes on both the principal amount and investment earnings at the ordinary income rate in the year in which such payments are made.

     We amended the ADP Deferred Compensation Plan to allow eligible participants the opportunity to defer receipt of their performance-based restricted stock awards beginning in fiscal year 2012.

POTENTIAL PAYMENTS TO NAMED EXECUTIVE OFFICERS UPON TERMINATION
OR CHANGE IN CONTROL

Change in Control Severance Plan for Corporate Officers

    We have in effect the Automatic Data Processing, Inc. Change in Control Severance Plan for Corporate Officers. The change in control plan provides for the payment of specified benefits to officers selected by the board of directors if their employment terminates after a change in control of the company. All named executive officers of the company participate in the change in control plan. As of June 30, 2011, there were 24 eligible participants in the change in control plan.

    The change in control plan provides that:
  Participants who are terminated without cause or who leave for good reason during the two-year period following the occurrence of a change in control will receive:

    A lump sum payment equal to 150% of such participant’s current total annual compensation;

    Full vesting of his or her options to purchase common stock;

    Full vesting of restricted shares issued under the time-based restricted stock program, to the extent such vesting restrictions would otherwise have lapsed within two years after the date of termination; and

    The number of restricted shares the participant would have been entitled to receive under the then ongoing performance-based restricted stock programs had the performance goals been achieved at 100% target rate.

  Participants who are terminated without cause or who leave for good reason during the third year following the occurrence of a change in control will receive:

    A lump sum payment equal to 100% of such participant’s current total annual compensation;

    Full vesting of his or her options to purchase common stock, to the extent that such options would have otherwise vested within one year after the date of termination; and

    Full vesting of restricted shares issued under the time-based restricted stock program, to the extent such vesting restrictions would otherwise have lapsed within one year after the date of termination.
    A participant’s current total annual compensation equals his or her highest rate of annual salary during the calendar year in which his or her employment terminates or the year immediately prior to the year of such termination, plus his or her average annual bonus compensation earned in respect of the two most recent calendar years immediately preceding the calendar year in which his or her employment terminates.

    The change in control payments due to Messrs. Reidy, Rodriguez, Anenen and Ms. Lee are payable solely pursuant to the terms of the change in control plan. However, Mr. Butler is entitled to receive, on an item-by-item basis, the greater of the benefits and payments and more favorable conditions provided under the change in control plan and/or his employment agreement entered into on June 28, 2006.

    A “change in control” will have occurred under the change in control plan if:
  any “person” (as defined in Section 3(a)(9) of the Exchange Act), excluding the company, any subsidiary of the company, or any employee benefit plan sponsored or maintained by the company (including any trustee of any such plan acting in its capacity as trustee), becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of securities of the company representing 35% or more of the total combined voting power of the company’s then outstanding securities;

  there occurs a merger, consolidation or other business combination of the company (a “transaction”), other than a transaction immediately following which the stockholders of the company, immediately prior to the transaction, continue to be the beneficial owners of securities of the resulting entity representing more than 65% of the voting power in the resulting entity, in substantially the same proportions as their ownership of company voting securities immediately prior to the transaction; or

  there occurs the sale of all or substantially all of the company’s assets, other than a sale immediately following which the stockholders of the company immediately prior to the sale are the beneficial owners of securities of the purchasing entity representing more than 65% of the voting power in the purchasing entity, in substantially the same proportions as their ownership of company voting securities immediately prior to the transaction.
    If instructed by a participant, the company will reduce payments under the change in control plan to avoid the application of excise taxes pursuant to Section 4999 of the Internal Revenue Code.

Employment Agreement with Mr. Butler

    Mr. Butler entered into an employment agreement with the company on June 28, 2006. The employment agreement provides that the company’s obligation to make payments to Mr. Butler will cease on the date he is terminated for cause, i.e., if he has:
  been convicted of a felony and such conviction has been upheld by a final ruling of a court of law;

  failed or refused to perform his obligations as chief executive officer;

  committed any act of negligence in the performance of his duties under the employment agreement and failed to take appropriate corrective action (if such corrective action can be taken); or

  committed any act of willful misconduct.
    If the company terminates Mr. Butler’s employment for any reason other than (i) for cause, as discussed above, (ii) for death or permanent or serious disability, either physical or mental, (iii) on account of a change in control or (iv) because the compensation committee either deems it to be in the company’s best interests for Mr. Butler to retire before his 65th birthday (or if Mr. Butler elects to retire after his 65th birthday) or confers on any other person any authority, duties, responsibilities or powers superior or equal to the authority, duties, responsibilities or powers that Mr. Butler has as the company’s chief executive officer on August 31, 2006, Mr. Butler will, for 24 months after such termination date:
  receive his annual base salary;

  have his stock options continue to vest;

  have the restrictions on his restricted stock continue to lapse (without regard to any performance goals); and

  continue to participate in each of the then ongoing performance-based restricted stock programs in the same manner as would have been the case had he continued to be an employee of the company and, if the performance goals established by the compensation committee under the applicable programs have been met, Mr. Butler will receive the number of shares of restricted stock or cash, as the case may be, that he would have been entitled to receive had he continued to be an employee of the company.
    If Mr. Butler dies or becomes permanently and seriously disabled, either physically or mentally, so that he is absent from his office due to such disability and otherwise unable substantially to perform his services under the employment agreement, the company may terminate his employment. Under such circumstances, the company will continue to pay Mr. Butler’s full compensation up to and including the effective date of his termination for death or disability. For 36 months after such termination date, he will:
  receive his annual base salary;

  receive his restricted stock and unvested stock options, all of which will automatically vest on the date of his death or termination for disability; and

  continue to participate in each of the then ongoing performance-based restricted stock programs in the same manner as would have been the case had he continued to be an employee of the company and, if the performance goals established by the compensation committee under the applicable programs have been met, he is to receive the number of shares of restricted stock or cash, as the case may be, that he would have been entitled to receive had he continued to be an employee of the company.

    If Mr. Butler elects to voluntarily leave in the absence of a change in control (other than where the compensation committee determines that it is in the company’s best interests for Mr. Butler to retire before his 65th birthday or confers on any other person any authority, duties, responsibilities or powers superior or equal to the authority, duties, responsibilities or powers that Mr. Butler had as chief executive officer of the company on August 31, 2006, or if Mr. Butler elects to retire after his 65th birthday), the company’s obligation to make any payment to Mr. Butler will cease on the date his employment ends.

    If Mr. Butler’s employment is terminated other than for cause, or he resigns for good reason, within 24 months following a change in control of the company (unless more favorable conditions are provided under the change in control plan, as described above):
  he will receive a lump sum termination payment equal to a percentage, ranging from 300% if such termination occurs within two years after such change in control, to 200% if it occurs in the third year, to 100% if it occurs after the third year, of his current total annual compensation;

  all of his stock options will become fully vested and all of his restricted stock having restrictions lapsing within three years after such termination will have such restrictions automatically removed (without regard to any performance goals); and

  the number of shares of restricted stock Mr. Butler would have been entitled to receive had the performance goals been achieved at the 100% target rate in each of the then ongoing performance-based restricted stock programs will be immediately and automatically issued to him and all restrictions thereon removed.
    For purposes of the employment agreement, good reason means any action which results in a diminution in any respect in Mr. Butler’s current position, authority, duties or responsibilities as the company’s chief executive officer, or a reduction in the overall level of his compensation or benefits.

    Mr. Butler’s employment agreement provides that in the event any payment to him following a change in control results in the imposition of an excise tax under Section 4999 of the Internal Revenue Code, he will receive an additional payment such that after the payment of all such excise taxes and any taxes on the additional payments, he will be in the same after-tax position as if no excise tax had been imposed.

    If the compensation committee deems it to be in the company’s best interests that Mr. Butler retires prior to reaching his 65th birthday or if he decides to retire at any time after his 65th birthday, then:
  on the date of his retirement, the restrictions on all of Mr. Butler’s restricted stock then owned by him will continue to lapse in the same manner as if he continued to be an employee of the company;

  Mr. Butler will continue to participate in each of the then ongoing performance-based restricted stock programs in the same manner as if he continued to be an employee of the company, and he will receive the number of shares of restricted stock he would have been entitled to receive had he continued to be an employee of the company, the restrictions on which will continue to lapse in the same manner as if he continued to be an employee of the company; and

  all of Mr. Butler’s outstanding unvested stock options will vest on his retirement date.
    If our board of directors confers on any other person (including any other director, officer or associate of the company) any authority, duties, responsibilities or powers superior or equal to the authority, duties, responsibilities or powers Mr. Butler had as our chief executive officer on August 31, 2006, Mr. Butler may deem such action to constitute a request that he immediately retire in the best interests of the company, in which case the arrangements set forth in the foregoing paragraph will apply.

    If Mr. Butler elects to retire from the company for any reason, the company will provide Mr. Butler with appropriate office and secretarial support until his 72nd birthday, and will also allow him to keep his company car.

    If Mr. Butler’s employment terminates other than for cause, then, for purposes of the Supplemental Officers Retirement Plan, his final average annual pay will be deemed to include the applicable compensation attributable to the periods covered by the termination payments made to Mr. Butler under his employment agreement. If the compensation committee deems it to be in the company’s best interests that Mr. Butler retire prior to his 65th birthday, any early retirement benefit payable under the Supplemental Officers Retirement Plan will not be actuarially reduced to reflect the payment of benefits before his normal retirement date.

Employment Agreement with Mr. Reidy

    Mr. Reidy entered into an employment agreement with the company on August 1, 2006. The agreement provides that if Mr. Reidy is involuntarily terminated from the company within the first three years of his employment, he will receive two years of base salary, bonus and restricted stock. After the third year of his employment, Mr. Reidy will be entitled to separation pay equal to one year of base salary, bonus and restricted stock.

Health Coverage

    Certain executives, including named executive officers, who terminate employment with the company after they have attained age 55 and been credited with ten years of service are eligible to participate in our executive retiree medical plan.

Termination and Change in Control Tables

    The following tables set forth the payments that each of our named executive officers would have received under various termination scenarios on June 30, 2011. With regard to the payments on a change in control, the amounts detailed below presume that each named executive officer’s employment was terminated by the company without cause or by the executive for good reason within two years following the change in control occurring on June 30, 2011.

Potential Payments upon Termination or Change in Control for
Gary C. Butler

	Termination					Involuntary
	Following Change					Termination
Payment Elements	In Control	Death		Disability		Without Cause	Retirement
Termination Payment	$8,866,500 (1)	$3,000,000	(2)	$3,000,000	(2)	$2,000,000 (3)	$0
Stock Options(4)	$6,897,548	$6,897,548		$6,897,548		$6,897,548	$6,897,548
Restricted Stock(5)	$3,160,800	$3,951,000		$3,951,000		$3,951,000	$3,951,000
Supplemental Officers
Retirement Plan(6)	$10,161,605 (7)	$4,793,220		$10,161,605	(7)	$10,161,605 (7)	$10,027,472	(8)
Excise Tax Gross Up	$4,621,719	$0		$0		$0	$0
Health Coverage (9)	$17,000	$0		$17,000		$17,000	$17,000
Deferred Compensation (10)	$8,342,723	$8,342,723		$8,342,723		$8,342,723	$8,342,723
Other	$0	$0		$0		$0	$622,200	(11)
Total	$42,067,895	$26,984,491		$32,369,876		$31,369,876	$29,857,943
____________________
(1)	Represents payment of three times each of (i) highest rate of annual salary during the calendar year in which employment terminates or the year immediately prior to the termination ($1,000,000) and (ii) average annual bonus for the two most recently completed calendar years ($1,955,500).

(2)	Represents payment of three times annual salary of $1,000,000.

(3)	Represents payment of two times annual salary of $1,000,000.

(4)	Assumes all unvested options immediately vested and were exercised on June 30, 2011 when the closing price of a share of common stock of the company on the NASDAQ Global Select Market was $52.68 per share.

(5)	Amount in the Termination Following Change In Control column includes $3,160,605 attributable to the 2011 one-year performance-based restricted stock program, and assumes that performance goals of this program will be achieved at 100% target rate. Amounts in the other columns are attributable to the 2011 one-year performance-based restricted stock program, assuming performance goals will be achieved at 125% target rate.

(6)	Represents present value of the benefit as of June 30, 2011 using the RP-2000 white collar mortality table (projected to 2018) and a 5.40% discount rate.

(7)	Amount represents the present value of an unreduced early retirement benefit upon termination following change in control, involuntary termination without cause or disability, including an incremental amount of $134,133.

(8)	Present value of accrued benefit as of June 30, 2011 reduced for early retirement at a rate of 4/12 of 1% per month for each month (up to 36 months) by which Mr. Butler’s age precedes 65, and, if applicable, further reduced at a rate of 5/12 of 1% for each month by which Mr. Butler’s age precedes 62.

(9)	Represents the present value of the continuation of Mr. Butler’s health coverage under our retiree medical plan using a discount rate of 4.70% and a medical inflation rate beginning at 7.82% for 2011-2012 and ultimately settling at 4.50% by 2028.

(10)	Represents aggregate value of nonqualified deferred compensation balance at June 30, 2011. The deferred compensation account is funded entirely by Mr. Butler’s bonus deferrals; thus, Mr. Butler is fully vested in his contributions to his deferred compensation account, and no incremental value is attributable to any of the above termination events.

(11)	Value of administrative support, office space and automobile. The amount disclosed assumes Mr. Butler would use these benefits for 7.3 years, which is the period between July 1, 2011 and October 31, 2018, when Mr. Butler will be age 72.

Potential Payments upon Termination or Change in Control for
Christopher R. Reidy

	Termination			Involuntary
	Following Change			Termination
Payment Elements	In Control	Death	Disability	Without Cause	Retirement
Termination Payment	$1,613,435 (1)	$0	$0	$977,048 (2)	$0
Stock Options(3)	$862,402	$862,402	$862,402	$0	$0
Restricted Stock(4)	$1,053,600	$856,050	$856,050	$684,840	$0
Supplemental Officers Retirement Plan(5)	$0	$0	$1,698,409	$0	$0
Total	$3,529,437	$1,718,452	$3,416,861	$1,661,888	$0
____________________
(1)	Represents payment of one and one-half times each of (i) highest rate of annual salary during the calendar year in which employment terminates or the year immediately prior to the termination ($543,048) and (ii) average annual bonus for the two most recently completed calendar years ($532,575).

(2)	Represents payment of an amount equal to annual salary of $543,048 and target annual bonus of $434,000.

(3)	Assumes all unvested options immediately vested and were exercised on June 30, 2011 when the closing price of a share of common stock of the company on the NASDAQ Global Select Market was $52.68 per share.

(4)	Amount in the Termination Following Change in Control column includes $386,760 attributable to the vesting of time-based restricted stock and $684,840 attributable to the fiscal year 2011 one-year performance-based restricted stock program, and assumes that performance goals of this program will be achieved at 100% target rate. Amounts in the Death and Disability columns are attributable to the 2011 one-year performance-based restricted stock program, assuming performance goals will be achieved at 125% target rate. Pursuant to Mr. Reidy’s employment agreement, the amount for the Involuntary Termination Without Cause column reflects a payment equal to the value of the shares underlying Mr. Reidy’s one-year performance-based restricted stock award for fiscal year 2011.

(5)	Represents present value of the benefit as of June 30, 2011 using the RP-2000 white collar mortality table (projected to 2018) and a 5.40% discount rate.

Potential Payments upon Termination or Change in Control for
Carlos A. Rodriguez

	Termination			Involuntary
	Following Change			Termination
Payment Elements	In Control	Death	Disability	Without Cause	Retirement
Termination Payment(1)	$1,432,611	$0	$0	$0	$0
Stock Options(2)	$734,883	$734,883	$734,883	$0	$0
Restricted Stock(3)	$1,685,760	$790,200	$790,200	$0	$0
Supplemental Officers Retirement Plan(4)	$473,112	$227,635	$1,856,649	$473,112	$473,112
Deferred Compensation(5)	$402,918	$402,918	$402,918	$402,918	$402,918
Total	$4,729,284	$2,155,636	$3,784,650	$876,030	$876,030
____________________
(1)	Represents payment of one and one-half times each of (i) highest rate of annual salary during the calendar year in which employment terminates or the year immediately prior to the termination ($500,000) and (ii) average annual bonus for the two most recently completed calendar years ($455,074).

(2)	Assumes all unvested options immediately vested and were exercised on June 30, 2011 when the closing price of a share of common stock of the company on the NASDAQ Global Select Market was $52.68 per share.

(3)	Amount in the Termination Following Change in Control column includes $1,053,600 attributable to the vesting of time-based restricted stock and $632,160 attributable to the one-year performance-based restricted stock program for fiscal year 2011, and assumes that performance goals of this program will be achieved at 100% target rate. Amounts in Death and Disability columns are attributable to the fiscal year 2011 one-year performance-based restricted stock program and assume that performance goals will be achieved at 125% target rate.

(4)	Represents present value of the benefit as of June 30, 2011 using the RP-2000 white collar mortality table (projected to 2018) and a 5.40% discount rate.

(5)	Represents aggregate value of nonqualified deferred compensation balance at June 30, 2011. The deferred compensation account is funded entirely by Mr. Rodriguez’s bonus deferrals; thus, Mr. Rodriguez is fully vested in his contributions to his deferred compensation account, and no incremental value is attributable to any of the above termination events.

Potential Payments upon Termination or Change in Control for
Regina R. Lee

	Termination			Involuntary
	Following Change			Termination
Payment Elements	In Control	Death	Disability	Without Cause	Retirement
Termination Payment(1)	$1,377,367	$0	$0	$0	$0
Stock Options(2)	$761,526	$761,526	$761,526	$0	$0
Restricted Stock(3)	$1,685,760	$790,200	$790,200	$0	$0
Supplemental Officers Retirement Plan(4)	$614,664	$277,910	$1,783,273	$614,644	$614,644
Total	$4,439,317	$1,829,636	$3,334,999	$614,644	$614,644
____________________
(1)	Represents payment of one and one-half times each of (i) highest rate of annual salary during the calendar year in which employment terminates or the year immediately prior to the termination ($475,000) and (ii) average annual bonus for the two most recently completed calendar years ($443,245).

(2)	Assumes all unvested options immediately vested and were exercised on June 30, 2011 when the closing price of a share of common stock of the company on the NASDAQ Global Select Market was $52.68 per share.

(3)	Amount in the Termination Following Change in Control column includes $1,053,600 attributable to the vesting of time-based restricted stock and $632,160 attributable to the one-year performance-based restricted stock program for fiscal year 2011, and assumes that performance goals of this program will be achieved at

100% target rate. Amounts in Death and Disability columns are attributable to the fiscal year 2011 one-year performance-based restricted stock program and assume that performance goals will be achieved at 125% target rate.

(4)	Represents present value of the benefit as of June 30, 2011 using the RP-2000 white collar mortality table (projected to 2018) and a 5.40% discount rate.

Potential Payments upon Termination or Change in Control for
Steven J. Anenen

	Termination			Involuntary
	Following Change			Termination
Payment Elements	In Control	Death	Disability	Without Cause	Retirement
Termination Payment(1)	$1,153,054	$0	$0	$0	$0
Stock Options(2)	$572,411	$572,411	$572,411	$572,411	$572,411
Restricted Stock(3)	$921,900	$559,725	$559,725	$0	$0
Supplemental Officers Retirement Plan(4)	$1,845,487	$885,998	$2,601,604	$1,845,487	$1,845,487
Health Coverage (5)	$126,000	$0	$126,000	$126,000	$126,000
Deferred Compensation(6)	$1,171,726	$1,171,726	$1,171,726	$1,171,726	$1,171,726
Total	$5,790,578	$3,189,860	$5,031,466	$3,715,624	$3,715,624
____________________
(1)	Represents payment of one and one-half times each of (i) highest rate of annual salary during the calendar year in which employment terminates or the year immediately prior to the termination ($425,003) and (ii) average annual bonus for the two most recently completed calendar years ($343,700).

(2)	Assumes all unvested options immediately vested and were exercised on June 30, 2011 when the closing price of a share of common stock of the company on the NASDAQ Global Select Market was $52.68 per share.

(3)	Amount in the Termination Following Change in Control column includes $474,120 attributable to the vesting of time-based restricted stock and $447,780 attributable to the one-year performance-based restricted stock program for fiscal year 2011, and assumes that performance goals of this program will be achieved at 100% target rate. Amounts in Death and Disability columns are attributable to the fiscal year 2011 one-year performance-based restricted stock program and assume that performance goals will be achieved at 125% target rate.

(4)	Represents present value of the benefit as of June 30, 2011 using the RP-2000 white collar mortality table (projected to 2018) and a 5.40% discount rate.

(5)	Represents the present value of the continuation of Mr. Anenen’s health coverage under our retiree medical plan using a discount rate of 4.70% and a medical inflation rate beginning at 7.82% for 2011-2012 and ultimately settling at 4.50% by 2028.

(6)	Represents aggregate value of nonqualified deferred compensation balance at June 30, 2011. The deferred compensation account is funded entirely by Mr. Anenen’s bonus deferrals; thus, Mr. Anenen is fully vested in his contributions to his deferred compensation account, and no incremental value is attributable to any of the above termination events.

AUDIT COMMITTEE REPORT

    The audit committee oversees the financial management of the company, the company’s independent auditors and financial reporting procedures of the company on behalf of the board of directors. In fulfilling its oversight responsibilities, the committee reviewed and discussed the company’s audited financial statements with management, which has primary responsibility for the preparation of the financial statements. In performing its review, the committee discussed the propriety of the application of accounting principles by the company, the reasonableness of significant judgments and estimates used in the preparation of the financial statements, and the clarity of disclosures in the financial statements. Management represented to the audit committee that the company’s financial statements were prepared in accordance with generally accepted accounting principles. The committee also reviewed and discussed the company’s audited financial statements with Deloitte & Touche LLP, an independent registered public accounting firm, the company’s independent auditors for fiscal year 2011, which is responsible for expressing an opinion on the conformity of the company’s audited financial statements with generally accepted accounting principles in accordance with standards of the Public Company Accounting Oversight Board.

    During the course of fiscal year 2011, management completed the documentation, testing and evaluation of the company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The audit committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the audit committee received periodic updates provided by management and Deloitte & Touche LLP at each audit committee meeting. At the conclusion of the process, management provided the audit committee with, and the audit committee reviewed, a report on the effectiveness of the company’s internal control over financial reporting. The audit committee also reviewed the report of management contained in the annual report on Form 10-K for the fiscal year ended June 30, 2011 filed with the SEC, as well as Deloitte & Touche LLP’s Report of Independent Registered Public Accounting Firm included in the annual report on Form 10-K for the fiscal year ended June 30, 2011 related to its audit of the consolidated financial statements and financial statement schedule, and the effectiveness of internal control over financial reporting. The audit committee continues to oversee the company’s efforts related to its internal control over financial reporting and management’s preparations for the evaluation in fiscal year 2012.

    The audit committee has discussed with Deloitte & Touche LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU § 380) and SEC Rule 207. Deloitte & Touche LLP has provided to the committee the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding Deloitte & Touche LLP’s communications with the audit committee concerning independence, and the committee discussed with Deloitte & Touche LLP the firm’s independence, including the matters in those written disclosures. The committee also considered whether Deloitte & Touche LLP’s provision of non-audit services to the company and its affiliates and the fees and costs billed and expected to be billed by Deloitte & Touche LLP for those services, is compatible with Deloitte & Touche LLP’s independence. The audit committee has discussed with the company’s internal auditors and with Deloitte & Touche LLP, with and without management present, their respective evaluations of the company’s internal accounting controls and the overall quality of the company’s financial reporting.

    In addition, the committee discussed with management, and took into consideration when issuing this report, the Auditor Independence Policy, which prohibits the company or any of its affiliates from entering into most non-audit related consulting arrangements with its independent auditors. The Auditor Independence Policy is discussed in further detail below under “Independent Registered Public Accounting Firm’s Fees.”

    Based on the considerations referred to above, the audit committee recommended to the board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended June 30, 2011. In addition, the committee appointed Deloitte & Touche LLP as the independent auditors for the company for the fiscal year 2012, subject to the ratification by the stockholders at the 2011 Annual Meeting of Stockholders.

Audit Committee
of the Board of Directors

Leon G. Cooperman, Chairman
Gregory D. Brenneman
Eric C. Fast
Linda R. Gooden
R. Glenn Hubbard
Sharon T. Rowlands

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

    In addition to retaining Deloitte & Touche LLP to audit the consolidated financial statements for fiscal year 2011, the audit committee retained Deloitte & Touche LLP to provide various services in fiscal year 2011 and fiscal year 2010. The aggregate fees billed by Deloitte & Touche LLP in fiscal year 2011 and fiscal year 2010 for these various services were:

Type of Fees	FY 2011	FY 2010
	($ in thousands)
Audit Fees	$6,664	$6,597
Audit-Related Fees	2,179	1,915
Tax Fees	2,276	2,254
All Other Fees	1,169	0
Total	$12,288	$10,766

    In the above table, in accordance with SEC definitions, “audit fees” are fees we paid Deloitte & Touche LLP for professional services for the audit of the company’s consolidated financial statements included in our annual report on Form 10-K and review of financial statements included in our quarterly reports on Form 10-Q, services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings or engagements or any other services performed by Deloitte & Touche LLP to comply with generally accepted auditing standards; “audit-related fees” are fees billed by Deloitte & Touche LLP for assurance and related services that are typically performed by the independent public accountant (e.g., due diligence services, employee benefit plan audits and internal control reviews); “tax fees” are fees for tax compliance, tax advice and tax planning; and “all other fees” are fees billed by Deloitte & Touche LLP to the company for any services not included in the first three categories.

    The board of directors has adopted an auditor independence policy that prohibits our independent auditors from providing:
  bookkeeping or other services related to the accounting records or financial statements of the company;

  financial information systems design and implementation services;

  appraisal or valuation services, fairness opinions or contribution-in-kind reports;

  actuarial services;

  internal audit outsourcing services;

  management functions or human resources services;

  broker or dealer, investment adviser or investment banking services;

  legal services and expert services unrelated to the audit; and

  any other service that the Public Company Accounting Oversight Board or the Securities and Exchange Commission determines, by regulation, is impermissible.
    The audit committee has adopted a policy requiring that all audit, audit-related and non-audit services be pre-approved by the audit committee. All services provided to us by the independent auditors in fiscal year 2011 and fiscal year 2010 were pre-approved by the audit committee. The independent auditors may only perform non-prohibited non-audit services that have been specifically approved in advance by the audit committee, regardless of the dollar value of the services to be provided. In addition, before the audit committee will consider granting its approval, the company’s management must have determined that such specific non-prohibited non-audit services can be best performed by the independent auditors based on its in-depth knowledge of our business, processes and policies. The audit committee, as part of its approval process, considers the potential impact of any proposed work on the independent auditors’ independence.

PROPOSAL 2

APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

    At the Annual Meeting of Stockholders, the stockholders will vote on the ratification of the appointment by the audit committee of Deloitte & Touche LLP, an independent registered public accounting firm, as the independent certified public accountants to audit the accounts of the company and its subsidiaries for the fiscal year that began on July 1, 2011. Deloitte & Touche LLP is a member of the SEC Practice Section of the American Institute of Certified Public Accountants. A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if he or she desires. He or she will be available to answer appropriate questions.

Stockholder Approval Required

    The affirmative vote of the holders of a majority of the shares present in person or by proxy and entitled to vote thereon at the meeting of stockholders is required to ratify Deloitte & Touche LLP’s appointment as the company’s independent auditors.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY’S INDEPENDENT AUDITORS.

PROPOSAL 3

ADVISORY VOTE ON EXECUTIVE COMPENSATION

    We are asking stockholders to approve the following advisory resolution at the 2011 Annual Meeting of Stockholders:

    RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the company’s named executive officers as disclosed in the Compensation Discussion and Analysis, the accompanying compensation tables and the related narrative disclosure in the company’s Proxy Statement for the 2011 Annual Meeting of Stockholders.

    The board of directors recommends a vote FOR this resolution because it believes that the policies and practices described in the Compensation Discussion and Analysis are effective in achieving the company’s goals of linking pay to performance and levels of responsibility, encouraging our executive officers to remain focused on both short-term and long-term operational and financial goals of the company and linking executive performance to stockholder value.

    We urge stockholders to read the Compensation Discussion and Analysis beginning on page 15 of this proxy statement, as well as the Summary Compensation Table For Fiscal Year 2011 and related compensation tables and narrative, appearing on pages 28 through 50, which provide detailed information on the company’s compensation policies and practices and the compensation of our named executive officers.

    Because the vote on this proposal is advisory in nature, it will not affect any compensation already paid or awarded to any named executive officer and will not be binding on or overrule any decisions by the compensation committee or the board of directors. Because we value our stockholders’ views, however, the compensation committee and the board of directors will consider the results of this advisory vote when formulating future executive compensation policy.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE APPROVAL OF THE ADVISORY RESOLUTION ON EXECUTIVE COMPENSATION

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY
VOTES ON EXECUTIVE COMPENSATION

    In Proposal Number 3 above, we are asking stockholders to vote on an advisory resolution on executive compensation. In this Proposal Number 4 we are asking stockholders to vote on whether future advisory votes on executive compensation should occur every year, every two years or every three years. Stockholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Stockholders are not voting to approve or disapprove the recommendation of the board of directors. This advisory vote on the frequency of future advisory votes on executive compensation is non-binding on the board of directors.

    The board of directors recommends an annual stockholder advisory vote on executive compensation. We believe that an annual vote would provide us with timely feedback from our stockholders on executive compensation matters.

    Although the vote on this proposal is non-binding, the board of directors and compensation committee value the opinions of our stockholders and will take into account the outcome of the vote in considering the frequency of future advisory votes on executive compensation.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR CONDUCTING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY YEAR.

OTHER MATTERS

    So far as the board of directors is aware, only the aforementioned matters will be acted upon at the meeting. If any other matters properly come before the meeting, the accompanying proxy may be voted on such other matters in accordance with the best judgment of the person or persons voting said proxy.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    We believe that during the fiscal year ended June 30, 2011, all filing requirements under Section 16(a) of the Exchange Act applicable to our non-employee directors and beneficial owners have been complied with. We also believe that during the fiscal year ended June 30, 2011, all such filing requirements applicable to our officers have been complied with, except that there were inadvertent omissions to timely file Forms 4 on behalf of two executive officers, Michael L. Capone and Edward B. Flynn, III, which were subsequently remedied by filing Forms 4 in January 2011.

STOCKHOLDER PROPOSALS

    Stockholder proposals intended to be presented at the 2012 Annual Meeting of Stockholders must be received by the company for inclusion in the 2012 Proxy Statement no later than May 30, 2012. Any stockholder proposal that is not submitted for inclusion in the 2012 Proxy Statement but is instead sought to be presented directly at the 2012 Annual Meeting of Stockholders must be received by the company by August 13, 2012.

ANNUAL REPORT

    Our annual report on Form 10-K for the fiscal year ended June 30, 2011 (without exhibits or documents incorporated by reference), which is not a part of the proxy soliciting material, is being made available via Internet or delivered to our stockholders together with this proxy statement.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

    If you receive this proxy statement and our annual report on Form 10-K for the fiscal year ended June 30, 2011 by mail, we strongly encourage you to elect to view future proxy statements and annual reports over the Internet and save the company the cost of producing and mailing these documents. If you vote your shares over the Internet this year, you will be given the opportunity to choose electronic access at the time you vote. You can also choose electronic access by visiting the Investor Relations section of our website at www.adp.com, or following the instructions that you will receive in connection with next year’s annual meeting of stockholders. Stockholders who choose electronic access will receive an e-mail next year containing the Internet address to use to access the proxy statement and annual report on Form 10-K. Your choice will remain in effect until you cancel it. You do not have to elect Internet access each year.

IMPORTANT NOTICE REGARDING HOUSEHOLDING

    To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding our stock but share the same address, we have adopted a procedure known as “householding.” Under this procedure, certain stockholders of record who have the same address and last name, and who do not participate in electronic delivery of proxy materials, will receive only one copy of our Notice of Internet Availability of Proxy Materials and, as applicable, any additional proxy materials that are delivered until such time as one or more of these stockholders notifies us that they want to receive separate copies. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

    If you are a registered stockholder and choose to have separate copies of our Notice of Internet Availability of Proxy Materials, proxy statement and annual report on Form 10-K mailed to you, you must “opt-out” by writing to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, New York 11717 or by calling 1-800-542-1061 and we will cease householding all such disclosure documents within 30 days. If we do not receive instructions to remove your accounts from this service, your accounts will continue to be “householded” until we notify you otherwise. If you own our common stock in nominee name (such as through a broker), information regarding householding of disclosure documents should have been forwarded to you by your broker. However, please note that if you want to receive a paper proxy or voting instruction form or other proxy materials for purposes of this year’s annual meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you.

    You can also contact Broadridge Financial Solutions at 1-800-542-1061 if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future.

For the Board of Directors

Michael A. Bonarti
Secretary

Roseland, New Jersey
September 27, 2011

AUTOMATIC DATA PROCESSING, INC. PROXY SERVICES P.O. BOX 9163 FARMINGDALE, NY 11735

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ADMISSION TICKET

Please retain and present this top portion of the proxy card as your admission ticket together with a valid picture identification to gain admittance to the Annual Meeting.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M38484-P16901	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
AUTOMATIC DATA PROCESSING, INC.

The Board of Directors recommends a vote FOR the following:

1.	Election of Directors
	Nominees:

	01)	Gregory D. Brenneman	07)	R. Glenn Hubbard
	02)	Leslie A. Brun	08)	John P. Jones
	03)	Gary C. Butler	09)	Enrique T. Salem
	04)	Richard T. Clark	10)	Gregory L. Summe
	05)	Eric C. Fast
	06)	Linda R. Gooden

For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

☐	☐	☐

The Board of Directors recommends a vote FOR the following proposals:			For	Against	Abstain

2.	Appointment of Deloitte & Touche LLP.		☐	☐	☐

3.	Advisory Vote on Executive Compensation.		☐	☐	☐

The Board of Directors recommends you vote ONE YEAR on the following proposal:		1 Year	2 Years	3 Years	Abstain

4.	Advisory Vote on Frequency of Future Advisory Votes on Executive Compensation.	☐	☐	☐	☐

NOTE:	The proxies will vote in their discretion upon any and all other matters which may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

September 27, 2011

Dear Stockholder:

     You are cordially invited to join us at the 2011 Annual Meeting of Stockholders of Automatic Data Processing, Inc. This year’s meeting will be held at the corporate offices of the Company at One ADP Boulevard, Roseland, New Jersey, on Tuesday, November 8, 2011, starting at 10:00 a.m. I hope you will be able to attend. At the meeting we will (i) elect directors, (ii) vote on the appointment of Deloitte & Touche LLP as the Company's independent certified public accountants, (iii) hold an advisory vote on executive compensation and (iv) hold an advisory vote on the frequency of future advisory votes on executive compensation.

     It is important that these shares be voted, whether or not you plan to be present at the meeting. You should specify your choices by marking the appropriate boxes on the proxy form on the reverse side, and date, sign and return your proxy form in the enclosed, postage-paid return envelope as promptly as possible. Alternatively, you may vote by phone or the Internet, as described on the reverse side. If you date, sign and return your proxy form without specifying your choices, these shares will be voted in accordance with the recommendation of the Company's directors.

     Please retain and present this top portion of the proxy card as your admission ticket together with a valid picture identification to gain admittance to the meeting. This ticket will admit only the stockholder listed on the reverse side and is not transferable. If these shares are held in the name of your broker or bank or you received your proxy materials electronically, you will need to bring evidence of the stock ownership, such as the most recent brokerage account statement.

     As in the past years, we will discuss the business of the Company and its subsidiaries during the meeting. I welcome your comments and suggestions, and we will provide time during the meeting for questions from stockholders. I am looking forward to seeing you at the meeting.

Sincerely,

Gary C. Butler Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document containing Notice of 2011 Annual Meeting of Stockholders, Proxy Statement and
Annual Report on Form 10-K is available at www.proxyvote.com.

M38485-P16901

Proxy

This proxy is solicited on behalf of the Board of Directors

Properly executed proxies received by the day before the cut-off date or the meeting date will be voted as marked and, if not marked, will be voted FOR the election of the nominees listed in the accompanying Proxy Statement, FOR proposals (2) and (3) on the reverse side and for ONE YEAR on proposal (4) on the reverse side.

The undersigned hereby appoints Leslie A. Brun and Gary C. Butler, and each of them, attorneys and proxies with full power of substitution, in the name, place and stead of the undersigned, to vote as proxy at the 2011 Annual Meeting of Stockholders of Automatic Data Processing, Inc. to be held at the corporate offices of the Company, ONE ADP BOULEVARD, ROSELAND, NEW JERSEY, on Tuesday, November 8, 2011 at 10:00 a.m., or at any adjournment or adjournments thereof, according to the number of votes that the undersigned would be entitled to cast if personally present. If shares of Automatic Data Processing, Inc. Common Stock are issued to or held for the account of the undersigned under employee plans and voting rights attach to such shares (any of such plans, a "Voting Plan"), then the undersigned hereby directs the respective fiduciary of each applicable Voting Plan to vote all shares of Automatic Data Processing, Inc. Common Stock in the undersigned’s name and/or account under such Voting Plan in accordance with the instructions given herein, at the Annual Meeting and at any adjournments or postponements thereof, on all matters properly coming before the Annual Meeting, including but not limited to the matters set forth on the reverse side. Either of said attorneys and proxies or substitutes, who shall be present at such meeting or at any adjournment or adjournments thereof, shall have all the powers granted to such attorneys and proxies.

Please date, sign and mail the proxy promptly in the self-addressed return envelope which requires no postage if mailed in the United States. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title as such. If shares are held jointly, both owners should sign. Alternatively, you may vote by phone or the Internet, as described in the instructions on the reverse side.

Continued and to be signed on reverse side